UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Karyopharm Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 19, 2022

Dear Stockholder:

You are cordially invited to our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 19, 2022, beginning at 9:00 a.m. Eastern Time, exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/KPTI2022 to consider and act upon the following matters:

(1)
To elect the following two Class III directors nominated by our Board of Directors to serve as directors, each to hold office for a three-year term to expire at the 2025 annual meeting of stockholders and until their resignation or removal or until their successors are duly elected and qualified: Garen G. Bohlin and Peter Honig, M.D., M.P.H.;
(2)
To approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement;
(3)
To approve the Karyopharm Therapeutics Inc. 2022 Equity Incentive Plan;
(4)
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
(5)
To consider and vote upon such other business as may be properly brought before the meeting or any adjournments or postponements thereof.

To support the health and well-being of our stockholders, employees and directors in light of the ongoing coronavirus (“COVID-19”) pandemic, our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via the Internet as a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting the above-mentioned Internet site. In light of the public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world. We intend to resume our historical practice of holding an in-person meeting next year, if, taking into account public health and safety concerns related to COVID-19, our Board of Directors determines that holding a physical meeting is in the best interest of the Company and its stockholders.

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 8, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a stockholder of record, you may vote in one of the following ways:

•
Vote over the Internet prior to the virtual Annual Meeting, by visiting www.proxyvote.com (have your Notice or proxy card in hand to access the website).
•
Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);

•
Vote by Mail, if you received a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or
•
Vote online at the virtual Annual Meeting, by using the Notice or proxy card to access the Annual Meeting website, www.virtualshareholdermeeting.com/KPTI2022.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow to vote your shares.

Only stockholders of record at the close of business on March 25, 2022, the record date for the Annual Meeting, are entitled to notice of, and will be entitled to vote at, the Annual Meeting, or any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting online, we urge you to take the time to vote your shares. Further information about how to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online during the Annual Meeting is included in the accompanying proxy statement.

By Order of the Board of Directors,

Richard Paulson

President, Chief Executive Officer and Director

Newton, Massachusetts

April 8, 2022

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 19, 2022

The Board of Directors (the “Board”) of Karyopharm Therapeutics Inc. (which we also refer to as “Karyopharm,” “the Company,” “we,” “us,” or “our”) is soliciting proxies for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), to be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/KPTI2022 on Thursday, May 19, 2022 at 9:00 a.m. Eastern Time. In light of the ongoing COVID-19 pandemic, to support the health and well-being of our stockholders, employees and directors, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/KPTI2022. Further information about how to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit questions during the Annual Meeting is included in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on Thursday, May 19, 2022:

This proxy statement and our annual report are available electronically at www.proxyvote.com.

On or about April 8, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021, which we filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022 (the “2021 Annual Report”) and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT, THE ANNUAL MEETING AND VOTING

How do I attend the virtual Annual Meeting?

This year’s Annual Meeting will be conducted as a virtual meeting of stockholders. We will host the Annual Meeting exclusively online via the Internet as a virtual web conference. You will be able to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/KPTI2022. There will not be a physical meeting location, and you will not be able to attend the Annual Meeting in person. The webcast will start at 9:00 a.m. Eastern Time on Thursday, May 19, 2022. You will need the control number included on your proxy card or in the instructions from your broker in order to be able to enter the Annual Meeting online. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.

Online check-in will begin at 8:45 a.m. Eastern Time on Thursday, May 19, 2022, and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting at 8:45 a.m. on the day of the meeting.

Why is the Annual Meeting a virtual, online meeting?

In light of the ongoing public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted on the virtual meeting platform on the date of the Annual Meeting. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. We intend to return to holding an in-person annual meeting in 2023, if, taking into account public health and safety concerns related to COVID-19, our Board determines that holding a physical meeting is in the best interest of the Company and its stockholders.

Why did you send me these proxy materials?

We are providing these proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting online. However, you do not need to attend the meeting virtually to vote your shares. Instead, you may vote your shares as described in further detail in the answer to the question “How do I vote?” below.

The Notice of Annual Meeting, proxy statement, and voting instructions, together with our 2021 Annual Report, will be made available to each stockholder entitled to vote starting on or about April 8, 2022. These materials are available for viewing, printing and downloading on the Internet at www.proxyvote.com.

Who can vote at the Annual Meeting and what are the voting rights of such stockholders?

Only stockholders of record at the close of business on March 25, 2022 (the “Record Date”) are entitled to vote at the Annual Meeting. On the Record Date, there were 79,417,368 shares of our common stock outstanding and entitled to vote (each share entitles its holder to one vote). Common stock is our only class of stock outstanding.

May I see a list of stockholders entitled to vote as of the Record Date?

A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least 10 days prior to the Annual Meeting. If you wish to view this list, please contact our Corporate Secretary at Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459, Attention: Corporate Secretary, (617) 658-0600. This list will also be available for examination by the stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/KPTI2022.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

(1)
To elect the following two Class III directors nominated by our Board to serve as directors, each to hold office for a three-year term to expire at the 2025 annual meeting of stockholders and until their resignation or removal or until their successors are duly elected and qualified: Garen G. Bohlin and Peter Honig, M.D., M.P.H.;
(2)
To approve, on an advisory basis, the compensation of our named executive officers (“NEOs”), as described in this proxy statement;
(3)
To approve the Karyopharm Therapeutics Inc. 2022 Equity Incentive Plan (the “2022 Plan”);
(4)
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
(5)
To consider and vote upon such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

How many votes do I have?

Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the Record Date.

How do I vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee (each a “Nominee”), you may vote:

(1)
Over the Internet prior to the Annual Meeting: Go to the website of our tabulator at www.proxyvote.com. Use the vote control number printed on the Notice (or your proxy card) to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m. Eastern Time on May 18, 2022, the day before the Annual Meeting, for your proxy to be validly submitted over the Internet and for your vote to count.
(2)
By Telephone: Call 1-800-690-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You will need to have the Notice (or your proxy card) in hand when you call. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m. Eastern Time on May 18, 2022, the day before the Annual Meeting, for your telephonic proxy to be valid and for your vote to count.
(3)
By Mail: If you received a printed copy of the proxy materials, complete and sign the enclosed proxy card and mail it in the enclosed envelope, postage prepaid, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, where the proxy card must be received no later than May 18, 2022, the day before the Annual Meeting, for it to be valid and for your vote to count. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our Board.
(4)
Online while virtually attending the Annual Meeting: You may vote your shares online while virtually attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/KPTI2022. You will need your control number included on your notice or proxy card in order to be able to vote during the Annual Meeting.

If your shares are held in “street name,” meaning they are held for your account by a Nominee, you may vote:

(1)
Over the Internet prior to the Annual Meeting or by Telephone: You will receive instructions from your Nominee if they permit Internet or telephone voting. You should follow those instructions.
(2)
By Mail: You will receive instructions from your Nominee explaining how you can vote your shares by mail. You should follow those instructions.
(3)
Online while virtually attending the Annual Meeting: You will receive instructions from your Nominee explaining how you can vote your shares online during the Annual Meeting. You will need your control number included on the Notice or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting.

If you hold your shares of our common stock in multiple accounts, you should vote your shares as described above for each account.

Can I revoke or change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the Annual Meeting. To do so, you must do one of the following:

(1)
Vote over the Internet or by telephone prior to the Annual Meeting as instructed above. Only your latest Internet or telephone vote submitted prior to the Annual Meeting is counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m. Eastern Time on May 18, 2022.
(2)
Sign a new proxy card and submit it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, where the proxy card must be received no later than May 18, 2022. Only your latest dated proxy will be counted.
(3)
Attend the virtual Annual Meeting and vote online as instructed above. Attending the virtual Annual Meeting alone will not revoke your Internet vote, telephone vote, or proxy submitted by mail, as the case may be.

(4)
Provide our Corporate Secretary written notice before or at the Annual Meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your Nominee. You may also vote your shares online while virtually attending the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions.

Will my shares be voted if I do not return my proxy or do not provide specific voting instructions on the proxy card or voting instruction form that I submit?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet or by telephone prior to the Annual Meeting, by returning your proxy by mail, or online at the virtual Annual Meeting. If you submit a proxy card without giving specific voting instructions on one or more matters listed in the Notice, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion how to vote with respect to any other matters properly presented for a vote at the Annual Meeting.

If your shares are held in “street name,” your brokerage firm may, under certain circumstances, vote your shares if you do not timely return your voting instructions. Brokers can vote their customers’ unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on discretionary matters, either vote your shares or leave your shares unvoted.

Proposal 1 (election of directors), Proposal 2 (advisory vote on the compensation of our NEOs) and Proposal 3 (approval of the 2022 Plan) are non-discretionary matters. If you do not instruct your Nominee how to vote with respect to any or all of these proposals, your Nominee may not vote with respect to such proposal or proposals, and those shares that would have otherwise been entitled to be voted will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a Nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

Proposal 4 (ratification of the appointment of our independent registered public accounting firm) is considered a discretionary matter, and your Nominee will be able to vote on this proposal even if it does not timely receive instructions from you, so long as it holds your shares in its name.

We encourage you to timely provide voting instructions to your Nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your Nominee about how to submit your voting instructions to them.

What constitutes a quorum at the Annual Meeting?

A quorum is needed to hold a valid meeting. A quorum will be present if the holders of at least a majority of the shares of common stock issued and outstanding and entitled to vote on the Record Date are present at the virtual Annual Meeting either “in person” virtually or as represented by proxy. For purposes of establishing a quorum, abstentions and broker non-votes are counted as present or represented. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum. The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of the Record Date, or 39,708,685 shares, constitutes a quorum at the Annual Meeting, permitting us to conduct the business of the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal 1—Election of Directors

The two nominees for director to receive the highest number of votes FOR election will be elected as Class III directors. This is called a plurality. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your Nominee in “street name” and you do not timely provide voting instructions with respect to your shares, your Nominee cannot vote your shares on Proposal 1. Broker non-votes will not be counted as votes FOR or WITHHELD from the nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1.

You may:

•
vote FOR the nominees;
•
vote FOR one nominee and WITHHOLD your vote from the other nominee; or
•
WITHHOLD your vote from both nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the vote results.

Proposal 2—Advisory Vote on the Compensation of Our Named Executive Officers

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the approval of the compensation of our NEOs, as described in this proxy statement. Proposal 2 is a non-discretionary matter. Therefore, if your shares are held by your Nominee in “street name” and you do not timely provide voting instructions with respect to your shares, your Nominee cannot vote your shares on Proposal 2. Broker non-votes will have no effect on the outcome of this proposal. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 2. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 2.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, our Compensation Committee and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.

Proposal 3—Approval of the 2022 Plan

To approve Proposal 3, stockholders holding a majority of the votes cast on the matter must vote FOR the approval of the 2022 Plan. Proposal 3 is a non-discretionary matter. Therefore, if your shares are held by your Nominee in “street name” and you do not timely provide voting instructions with respect to your shares, your Nominee cannot vote your shares on Proposal 3. Broker non-votes will have no effect on the outcome of this proposal. If you vote to ABSTAIN on Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 3. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 3.

Proposal 4—Ratification of the Appointment of our Independent Registered Public Accounting Firm

To approve Proposal 4, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 4 is a discretionary matter. If your shares are held by your Nominee in “street name” and you do not timely provide voting instructions with respect to your shares, your Nominee may vote your unvoted shares on Proposal 4. If you ABSTAIN from voting on Proposal 4, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 4.

Although stockholder ratification of our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee and Board will reconsider the appointment of Ernst & Young LLP as our independent registered public accounting firm for future service.

How does the Board recommend that I vote on the proposals?

Our Board recommends that you vote:

•
FOR the election of the two nominees to serve as Class III directors on our Board for a three-year term to expire at the 2025 annual meeting of stockholders and until their resignation or removal or until their successors are duly elected and qualified;
•
FOR the approval of the compensation of our NEOs;
•
FOR the approval of the 2022 Plan; and

•
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any matters that may come before the Annual Meeting other than Proposals 1, 2, 3 and 4. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

How do I submit a question at the virtual Annual Meeting?

If you wish to submit a question on the day of the Annual Meeting, beginning at 8:45 a.m. Eastern Time, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/KPTI2022, proceed to the “Ask A Question” area on the lower right side of the screen, select a “Question Topic” from the drop down menu, type your question where it states “Enter Question” and click the “Submit” tab. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.virtualshareholdermeeting.com/KPTI2022 during the Annual Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized. We will answer appropriate questions that are pertinent to the Company and the matters to be voted on by the stockholders at the Annual Meeting. Because time is limited at the Annual Meeting, we may not be able to answer all questions that are submitted. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at https://investors.karyopharm.com/contact-us. To promote fairness, efficiently use the Company’s resources and address all stockholder questions, we will limit each stockholder to two questions, which should each be succinct and should cover only one topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

How are we soliciting proxies and tabulating votes?

We will pay all of the costs of soliciting proxies. In addition to these proxy materials, our directors, officers, and other employees may also solicit proxies in person or by mail, telephone, fax or email without additional compensation. We have retained Alliance Advisors, LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $25,000, plus expenses. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Votes will be tabulated by Broadridge. If you have any questions or need assistance with voting please contact Alliance Advisors.

Alliance Advisors

200 Broadacres Drive

Bloomfield, NJ 07003

800-429-9285

KPTI@AllianceAdvisors.com

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our 2021 Annual Report, we will send you one without charge. Please write to:

Karyopharm Therapeutics Inc.

85 Wells Avenue

Newton, Massachusetts 02459

Attn: Investor Relations

All of our SEC filings are also available free of charge under the heading “Financial Information—SEC Filings” in the “Investors” section of our website at www.karyopharm.com.

How can I find out the results of the voting at the virtual Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board is divided into three classes, with one class of our directors standing for election each year to serve for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or until their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our Board may fill existing vacancies on the Board by appointment.

The term of office of our Class III directors, Garen G. Bohlin and Peter Honig, M.D., M.P.H., will expire at the Annual Meeting. Accordingly, the nominees for Class III director for election at the Annual Meeting are Mr. Bohlin and Dr. Honig. If Mr. Bohlin and Dr. Honig are elected at the Annual Meeting, each such individual will be elected to serve for a three-year term that will expire at our 2025 annual meeting of stockholders and until such individual’s successor is duly elected and qualified. In March 2022, Dr. Michael G. Kauffman, who served as a member of our Board as a Class III director since 2008, resigned from the Board, effective as of March 22, 2022. Dr. Kauffman’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

If no contrary indication is made, proxies are to be voted for Mr. Bohlin and Dr. Honig, or in the event that either Mr. Bohlin or Dr. Honig is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

Our Board currently consists of eight members. We have no formal policy regarding board diversity, but our Corporate Governance Guidelines provide that the background and qualifications of the members of our Board considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our Board in fulfilling its responsibilities. Our priority in selection of board members is: (a) identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment; (b) ability to contribute positively to the collaborative culture among board members; (c) knowledge of our business; (d) understanding of the competitive landscape; and (e) adherence to high ethical standards. Our Board believes that personal diversity, including gender, ethnic and racial diversity, is an added benefit to the Board and its ability to function effectively. Therefore, during 2021 the Board strengthened its consideration of diversity factors when evaluating potential director nominees, including a commitment in both the charter of the Nominating, Corporate Governance & Compliance Committee and the Company’s Corporate Governance Guidelines to include diversity among the factors it considers when evaluating potential candidates to the extent consistent with applicable legal requirements and the Board’s fiduciary duties. Certain individual qualifications and skills of our directors, including director diversity, that contribute to our Board’s effectiveness as a whole are summarized and described below.

Board Diversity Matrix

Board Diversity Matrix (As of April 8, 2022)
Board Size:
Total Number of Directors: 8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	—	—
Part II: Demographic Background
Asian	1	1	—	—
White	1	3	—	—
Did not Disclose Demographic Background	—	2	—	—

Information Regarding Directors

The information set forth below as to the directors and nominees for directors has been furnished to us by the directors and nominees for directors:

Nominees for Election to the Board

For a Three-Year Term Expiring at the

2025 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Karyopharm Therapeutics Inc.
Garen G. Bohlin	74	Director
Peter Honig, M.D., M.P.H.	65	Director

Garen G. Bohlin. Mr. Bohlin has served as a member of our Board since October 2013. Since 2012, Mr. Bohlin has focused exclusively on service on boards of directors and consulting. From 2010 until his retirement in 2012, he served as Executive Vice President of Constellation Pharmaceuticals, Inc., a biopharmaceutical company, which was private at that time. Prior to Constellation, Mr. Bohlin served as Chief Operating Officer of Sirtris Pharmaceuticals, Inc. from 2006 to 2009, which was acquired by GlaxoSmithKline plc. From 1999 through 2008, Mr. Bohlin served as President and Chief Executive Officer of Syntonix Pharmaceuticals, Inc., which was acquired by Biogen Idec. Prior to Syntonix, Mr. Bohlin spent 14 years in executive management at Genetics Institute, Inc., which was acquired by Wyeth, and prior to that he was a partner at Arthur Andersen & Co., where he spent 13 years. Mr. Bohlin has served on the board of directors of Collegium Pharmaceutical, Inc., a public specialty pharmaceutical company, since 2015, where he also serves on the audit committee and compensation committee, and as Chairman of the board of directors of Curadel Surgical Innovations, Inc., since March 2020. Mr. Bohlin previously served on the board of directors of Proteon Therapeutics, Inc., a public biopharmaceutical company, from 2014 through January 2020, where he also served on the audit committee, compensation committee and nominating and corporate governance committee. He also previously served on the board of directors of Tetraphase Pharmaceuticals, Inc., a public biotechnology company, from 2010 through July 2020, where he also served on the audit committee. Mr. Bohlin holds a B.S. in Accounting from the University of Illinois. We believe Mr. Bohlin’s qualifications to serve on our Board include his extensive industry and board experience, including his audit committee experience, with publicly traded and privately held biotechnology companies.

Peter Honig, M.D., M.P.H. Dr. Honig has served as a member of our Board since December 2021. Dr. Honig served as Senior Vice President and Head of Global Regulatory Affairs and Group Head of Development China and Japan at Pfizer Inc., a biopharmaceutical company, from January 2019 to July 2021 and as Senior Vice President, Worldwide Safety and Regulatory from 2014 to January 2019. Prior to joining Pfizer, he held senior leadership positions at AstraZeneca and Merck Research Laboratories and with the U.S. Food and Drug Administration (“FDA”), including as the first Director of the Office of Drug Safety in the FDA’s Center for Drug Evaluation and Research. Dr. Honig was also the PhRMA representative to the International Conference on Harmonisation steering committee from 2002 to 2021, is a past President of the American Society for Clinical Pharmacology and Therapeutics and is currently an associate editor of their flagship journal, Clinical Pharmacology and Therapeutics. Dr. Honig has been a member of the board of directors of Aerium Therapeutics since March 2022, a member of the board of directors of Alopexx Enterprises, LLC since October 2021, and a member of the board of directors of Sesen Bio, Inc., a public biotechnology company, since July 2021, where he also serves as a member of its audit committee. In addition, Dr. Honig is a member of the board of directors of the Drug Information Association, a scientific advisory board member of Travecta Therapeutics, Pte Ltd. and Advarra Inc., a senior advisor for Blackstone Life Sciences and an advisory board member of the Centre of Regulatory Excellence, Accelerating Therapeutics for Opportunities in Medicine consortium. Dr. Honig previously served on the board of directors of Orexigen Therapeutics, Inc., a public biopharmaceutical company, from 2010 to June 2018. Dr. Honig received his B.A., his M.D. and his M.P.H. from Columbia University. We believe Dr. Honig’s qualifications to serve on our Board include his substantial industry and board experience, including in drug development, life cycle management and regulatory sciences, with publicly traded and privately held biotechnology companies and his experience as a member of the FDA.

Members of the Board of Directors Continuing in Office

For a Three-Year Term Expiring at the

2023 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Karyopharm Therapeutics Inc.
Christy J. Oliger	52	Director
Barry E. Greene	58	Director
Mansoor Raza Mirza, M.D.	61	Director and Clinical Consultant

Christy J. Oliger. Ms. Oliger has served as a member of our Board since August 2020. Until August 2020, Ms. Oliger served in numerous leadership roles over twenty years at Genentech, Inc., a biotechnology company, including most recently as Senior Vice President of the Oncology Business Unit from 2017 to August 2020, and Senior Vice President, Neuroscience and Rare Disease Business Unit at Genentech from 2014 to 2017. During her tenure with Genentech, Ms. Oliger also held a number of senior leadership roles across a variety of therapeutic areas, including oncology, neurology, rare disease, respiratory, dermatology and immunology in hospital and specialty settings. Prior to Genentech, Ms. Oliger held management positions at Schering-Plough. Ms. Oliger has served on the board of directors of Reata Pharmaceuticals, Inc., a public biopharmaceutical company, since April 2021, where she also serves on the audit committee, compensation committee and nominating and corporate governance committee; the board of directors of Sierra Oncology, Inc., a public biopharmaceutical company, since June 2021, where she also serves on the commercialization committee; and the board of directors of Replimune Group Inc., a public biotechnology company, since December 2021, where she also serves on the audit committee and research and development committee. Ms. Oliger holds a bachelor’s degree in Economics from the University of California at Santa Barbara. We believe Ms. Oliger’s qualifications to serve on our Board include her nearly thirty years of strategic and operational experience in the biopharmaceutical industry with broad commercial, portfolio management and leadership expertise, including in the oncology field.

Barry E. Greene. Mr. Greene has served as a member of our Board since 2013 and as our Lead Independent Director since 2015. Mr. Greene has served as Chief Executive Officer of Sage Therapeutics, Inc., a public biopharmaceutical company, since December 2020. Mr. Greene served as President of Alnylam Pharmaceuticals, Inc., a public biopharmaceutical company, from 2007 to September 2020, and as its Chief Operating Officer from 2003 to 2016. Prior to Alnylam, he was General Manager of Oncology at Millennium Pharmaceuticals, Inc., a public biopharmaceutical company. Prior to joining Millennium in 2001, Mr. Greene served as Executive Vice President and Chief Business Officer for Mediconsult.com. Prior to Mediconsult.com, Mr. Greene’s experience included serving as Vice President of Marketing and Customer Services for AstraZeneca (formerly AstraMerck), a public biopharmaceutical company; Vice President, Strategic Integration with responsibility for the AstraZeneca North American post-merger integration; and a partner of Andersen Consulting. Mr. Greene has served as a member of the board of directors of BCLS Acquisition Corp., a public special purpose acquisition company, since October 2020, and a member of the board of directors of Sage since October 2020. From 2007 to September 2021, Mr. Greene served as a member of the board of directors of Acorda Therapeutics, Inc., a public biopharmaceutical company, where he also served as a member of its compensation committee. Mr. Greene received his B.S. in Industrial Engineering from the University of Pittsburgh and served as a Senior Scholar at Duke University’s Fuqua School of Business. We believe Mr. Greene’s qualifications to serve on our Board and as our Lead Independent Director include his extensive experience in the healthcare and consulting industries as well as his practical experience with business and product aspects of the biopharmaceutical industry, including successfully guiding new drugs through research, development, and the commercialization process.

Mansoor Raza Mirza, M.D. Dr. Mirza has served as a member of our Board since October 2010. He has also served as a clinical consultant to us since 2010. Dr. Mirza has served as Chief Oncologist at the Department of Oncology, Rigshopitalet—the Copenhagen University Hospital, Denmark since 2009 and as Medical Director of the Nordic Society of Gynaecological Oncology since 2012. Dr. Mirza is Chairman and Executive Founding Member of the European Network of Gynaecological Oncological Trial groups. Dr. Mirza is both a medical and radiation oncologist, with a primary focus in non-surgical treatment of gynecologic cancers. He serves on several independent data safety monitoring committees of international studies and is the author of global consensus guidelines for the management of ovarian cancer and of European guidelines for the management of several gynecological malignancies. Dr. Mirza’s other current appointments include Vice President of ESGO Council Member (European Society of Gynaecological Oncology), Executive Director of GCIG (Gynecologic Cancer InterGroup), Vice-Chairman of the Danish Gynecological Cancer Society and faculty member of the European Society of Medical Oncology. He also has served on the board of directors of

Sera Prognostics, Inc., a public biopharmaceutical company, where he also serves as a member of its compensation committee, since July 2021. He has over 100 publications in high-impact journals, including several publications in the New England Journal of Medicine and the Lancet. He holds an M.D., Diploma in Surgery and Diploma in Clinical Oncology from the Pirogov Moscow State Medical Institute as well as post-graduate education and certification in radiation and medical oncology from the University of Southern Denmark. We believe Dr. Mirza’s qualifications to serve on our Board include his expertise in the non-surgical treatment of cancer, and gynecologic cancers in particular, and his knowledge of the Company and its business through service on our Board and as a consultant to the Company since 2010.

Members of the Board of Directors Continuing in Office

For a Three-Year Term Expiring at the

2024 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Karyopharm Therapeutics Inc.
Deepika R. Pakianathan, Ph.D.	57	Director
Richard Paulson, M.B.A.	54	President and Chief Executive Officer and Director
Chen Schor, M.B.A., C.P.A.	49	Director

Deepika R. Pakianathan, Ph.D. Dr. Pakianathan has served as a member of our Board since April 2013. Since 2001, Dr. Pakianathan has been a Managing Member at Delphi Ventures, a venture capital firm focused on biotechnology and medical device investments, where she leads the firm’s biotechnology investment activities. From 1998 to 2001, Dr. Pakianathan was a senior biotechnology banker at JPMorgan, a global investment bank, from 1997 to 1998, she was a research analyst covering biotechnology at Genesis Merchant Group and from 1993 to 1997 she was a post-doctoral research scientist at Genentech. Dr. Pakianathan has served on the board of directors of Theravance Biopharma, Inc., a public biopharmaceutical company, since July 2020, where she also serves on the audit committee and scientific technology committee; Mereo Biopharma Group PLC, a public biopharmaceutical company, since February 2019, where she also serves as chair of its remuneration committee and a member of the scientific technology committee; and Calithera Biosciences, Inc., a public biopharmaceutical company, since 2010, where she also serves as the lead independent director, chair of the nominating and governance committee and member of the compensation committee. In December 2020, Dr. Pakianathan was appointed to the board of directors of Palleon Pharmaceuticals, Inc., where she serves as lead director and chair of the audit committee and compensation committee. From August 2020 to February 2021, Dr. Pakianathan served on the board of directors of Foresite Development Corp I, and from February 2021 to December 2021, Dr. Pakianathan served on the board of directors of Foresite Development Corp II, both public special purpose acquisition companies. From 2004 to 2016, Dr. Pakianathan served on the board of directors of Alexza Pharmaceuticals, Inc., a public biopharmaceutical company. Dr. Pakianathan holds a M.S. and Ph.D. from Wake Forest University, a B.Sc. from the University of Bombay, India and a M.Sc. from The Cancer Research Institute at the University of Bombay, India. We believe Dr. Pakianathan’s qualifications to serve on our Board include her experience as a venture capital investor and director of multiple biotechnology companies, as well as her experience as a biotechnology investment banker, research analyst and research scientist.

Richard Paulson, M.B.A. Mr. Paulson has served as our President and Chief Executive Officer since May 2021 and as a member of our Board since February 2020. Prior to joining Karyopharm, Mr. Paulson was the Executive Vice President and Chief Executive Officer of Ipsen North America, a biopharmaceutical company, from February 2018 to May 2021. Mr. Paulson was Vice President and General Manager, U.S. Oncology Business Unit at Amgen Inc., a public biotechnology company, from 2015 to February 2018 and prior to that was Vice President, Marketing for Amgen’s U.S. Oncology Business, General Manager, Amgen Germany and General Manager of Amgen Central & Eastern. Prior to Amgen, Mr. Paulson held a number of global leadership positions at Pfizer Inc., including serving as General Manager of Pfizer South Africa and Pfizer Czech Republic. Mr. Paulson also previously held a variety of sales, marketing, and market access roles with increasing seniority at GlaxoWellcome plc in Canada. Mr. Paulson has an M.B.A. from the University of Toronto, Canada and an undergraduate degree in commerce from the University of Saskatchewan, Canada. We believe Mr. Paulson’s qualifications to serve on our Board include his more than 25 years of global biopharmaceutical industry experience, as well as his achievements in leading and growing businesses, both in the U.S. and internationally, as well as his extensive knowledge of, and leadership of, our Company as our President and Chief Executive Officer.

Chen Schor, M.B.A., C.P.A. Mr. Schor has served as a member of our Board since November 2020. Mr. Schor has served as the President, Chief Executive Officer and Director of Adicet Bio, Inc., a public biotechnology company, since

September 2020. He held the role of President and Chief Executive Officer at resTORbio, Inc. from 2016 until its merger with Adicet Bio in September 2020. Prior to resTORbio, Mr. Schor served as President, Chief Executive Officer and Director of Synta Pharmaceuticals Corporation from 2014 until 2016. Previously, he served as Vice President, Global Branded Business Development and Pipeline Management at Teva Pharmaceuticals Industries Ltd. and held leadership positions at several emerging private and public companies. Before that, Mr. Schor was a Partner at Yozma Venture Capital, where he led the foundation and growth of multiple therapeutic companies from inception to commercial success. Mr. Schor has served on the board of directors of resTORbio/Adicet Bio since 2016 and also served on the board of directors and audit committee of Brainstorm Cell Therapeutics Inc., a public biotechnology company, from 2011 until March 2020. Mr. Schor has led strategic transactions valued at over $8 billion with companies such as GlaxoSmithKline plc, Amgen Inc., Pfizer, Merck KGaA (co-led) and Cephalon, Inc. (co-led). Mr. Schor holds a B.A. in Biology and an M.B.A. from Tel Aviv University, a B.A. in Economics and Accounting from Haifa University and is a Certified Public Accountant. We believe Mr. Schor’s qualifications to serve on our Board include his substantial transactional and financial experience and extensive experience leading biotech companies across all stages, from formation and early stage discovery to publicly traded multi-product companies.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF MR. BOHLIN AND DR. HONIG AS A CLASS III DIRECTOR.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted, including a Code of Ethics and Business Conduct, which applies to all of our officers, directors and employees, Corporate Governance Guidelines, and charters for our Audit Committee, Compensation Committee, Nominating, Corporate Governance & Compliance Committee, and Commercialization and Portfolio Committee. We have posted copies of our Code of Ethics and Business Conduct and the Corporate Governance Guidelines, as well as each of our committee charters, under the heading “Corporate Governance” in the “Investors” section of our website, www.karyopharm.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our Code of Ethics and Business Conduct that are required to be disclosed by law or the Listing Rules of the Nasdaq Stock Market (“Nasdaq”). We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459, Attention: Investor Relations.

Director Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees be independent and that audit and compensation committee members also satisfy independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (a) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (b) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board has reviewed the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of our directors, with the exception of Mr. Paulson, is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. In making this determination, our Board considered the consulting agreement we have in place with Dr. Mirza and concluded that this arrangement does not constitute a relationship that would interfere with such director’s exercise of independent judgment in carrying out his responsibilities as a director. The Board also determined that Mikael Dolsten, a former director, was an “independent director” prior to his resignation from our Board in December 2021. Our Board also determined that Messrs. Bohlin and Schor and Dr. Pakianathan, who currently comprise our Audit Committee; Dr. Pakianathan, Mr. Greene and Ms. Oliger, who comprise our Compensation Committee; and Messrs. Greene, Bohlin and Schor, who currently comprise our Nominating, Corporate Governance & Compliance Committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable.

There are no family relationships among any of our directors or executive officers, except that Dr. Kauffman, our Senior Clinical Advisor and a former member of our Board until his resignation in March 2022, is married to Dr. Shacham, our Chief Scientific Officer.

Board Leadership Structure

Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement the role of Lead Independent Director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company.

At this time, we do not have a Chairman of the Board, though our Board appointed Mr. Greene to serve as Lead Independent Director in 2015. While our Board believes that oversight of the Company is the responsibility of our Board as a whole, and this responsibility can be properly discharged without a Chairman or Lead Independent Director, our Board determined that appointing Mr. Greene as Lead Independent Director would facilitate interactions between our Chief Executive Officer and the other independent directors and would enable the Board and the Company to utilize Mr. Greene’s breadth of experience across many strategic and operational matters in biotechnology companies.

Mr. Greene serves as a liaison between our Chief Executive Officer and our independent directors. He meets regularly and communicates directly with the independent directors outside the presence of management and reports any comments and concerns of the independent directors to our Chief Executive Officer. He also meets regularly with our senior management to discuss operational and strategic matters. Mr. Greene presides over executive sessions of the Board and provides our Chief Executive Officer with an annual review, as well as regular feedback, based on the consensus views collected from members of our Board.

While our Chief Executive Officer facilitates communications between members of our Board and works with management in the preparation of the agenda for each meeting of the Board, Mr. Greene also has an important role in establishing the agenda, determining what information is provided to our Board and coordinating with management to ensure that sufficient meeting time is allocated to each agenda item. Additionally, all of our directors are encouraged to make suggestions for agenda items or pre-meeting materials for meetings of our Board.

Our Board has concluded that the current leadership structure described above is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future, as it deems appropriate.

The Board’s Role in Risk Oversight

Our Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including the Company’s corporate strategy, business objectives, compliance, financial condition, legal, regulatory, commercial and reputational risk. The committees of the Board execute their risk oversight responsibility for risk management as follows:

•
The Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks as well as risks associated with cybersecurity. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and financial-related regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures.
•
The Compensation Committee is responsible for the design and oversight of our executive compensation philosophy, policies, plans and practices, including ensuring that our overall executive compensation program appropriately links pay to performance and aligns the interests of our executives with our stockholders and that the elements of our compensation programs mitigate excessive risk-taking.

•
The Nominating, Corporate Governance & Compliance Committee manages risks associated with the independence of members of our Board, corporate disclosure practices, potential conflicts of interest, corporate responsibility and sustainability efforts, including the impact of environmental and social issues on the Company, oversight of our non-financial compliance program by monitoring our compliance policies, standards, procedures, systems and initiatives as well as our information technology systems dedicated to quality, regulatory and commercial compliance.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant risk are considered by our Board as a whole.

Human Capital

We believe that the success of our business is fundamentally due to our greatest asset, our employees. To that end, we have invested significant resources towards the attraction, retention and development of personnel and the promotion and maintenance of diversity in our workforce. To support these objectives, our human resources programs reflect our commitment to our core values (Innovation, Courage, Urgency, Resiliency and Energy) and are designed to prioritize our employees’ well-being, support their career goals, offer competitive wages and benefits, and enhance our culture through efforts aimed at making the workplace more satisfying, engaging and inclusive.

In order to attract, retain and reward our employees, we provide competitive compensation and benefits programs aimed at supporting the financial, physical and emotional health of our employees and their families. We currently offer all new employees equity in our company and as incentive awards to all our employees in connection with our annual performance reviews and regular ongoing recognition awards. Our equity and cash incentive plans are aimed to increase stockholder value and the success of our company by motivating our employees to perform to the best of their abilities and achieve our and their objectives. In addition, many of our employees are stockholders of our company through participation in our Employee Stock Purchase Plan, which aligns the interests of our employees with our stockholders by providing stock ownership on a tax-deferred basis. We also provide up to a 4% match on employee contributions (up to 5% of base salary) to our Section 401(k) retirement savings plan.

We strive to provide our employees with a safe and healthy work environment and believe that the overall health, safety and wellness of our employees is critical to our long-term success and our growth as a business. As such, we provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs, including benefits that provide protection and security so they can have peace of mind concerning events that may require time away from work or that impact their financial well-being. Our full-time employees are all eligible to participate in our health, vision, dental, life, and long-term disability insurance plans. To encourage employees to keep up with routine medical care and participate in our wellness program, we fund a Health Reimbursement Account for participating employees and to help our employees cover medical expenses pre-tax, we also offer employees a Flexible Spending Account. Our employees outside of the U.S. receive competitive compensation and benefits that are regularly benchmarked to ensure market norms and reflect our standards. All employees globally have access to complimentary virtual fitness programs, mental and emotional health support services, as well as support programs to assist working parents with childcare and tutoring. This benefit also extends to eldercare, pet care, and other needs facing our diverse global team.

Importantly, since the beginning of the COVID-19 pandemic, we implemented, and continue to improve, appropriate safety measures in all our facilities and locations, including social distancing protocols, encouraging employees to work from home, limiting non-essential work travel, frequently disinfecting our workspaces and providing appropriate personal protective equipment to employees who are physically present at our facilities. In October 2021, we began to require that all of our employees be fully vaccinated, subject to limited medical and religious exemptions. We expect to continue to implement appropriate safety measures until the COVID-19 pandemic is contained, and we may take further actions as government authorities require or recommend or as we determine to be in the best interests of our employees, customers, partners and suppliers.

We encourage and support the growth and development of our employees and, wherever possible, seek to fill positions by promotion, transfer from within the organization and through our employee referral process. Continual learning and career development is advanced through ongoing performance and development conversations with employees, training programs, customized corporate training engagements and seminars and other training events employees are encouraged to attend in connection with their job duties. Employees at all levels, including “emerging leaders,” current managers, and executive level employees, have an opportunity to participate in a formal learning and development program, which provides a critically important growth path and continuity for our top performers.

Further, we strongly believe that diversity is a key driver of success. We strive to bring together employees with a wide variety of backgrounds, skills and culture and encourage all of our employees to maintain a work environment in which our differences are respected. We have implemented company-wide diversity initiatives in order to support greater awareness and understanding of the behaviors we expect from our employees, such as our Dialogue on Diversity program, which provides a sense of belonging, psychological safety and a stronger sense of community to our employees. We have partnered with local and national organizations supporting access to a more diverse workforce in the biotech industry, and we have established key working relationships with local universities where the majority of the student population have been identified as belonging to a minority group as we expand our successful, annual internship program.

Corporate Responsibility

We are highly committed to policies and practices focused on environmental, social and corporate governance (“ESG”) matters, positively impacting our communities and maintaining and cultivating good corporate governance. By focusing on such policies and practices, we believe we can affect a meaningful and positive change in our communities and maintain our open, collaborative corporate culture. Some of the initiatives that we were most proud of in 2021 included providing continuing support for local and national schools, charitable organizations, and patient advocacy groups by way of donation of critical personal protective equipment. These donations included providing masks, gloves, sanitizer, and more to workforces that were unable to continue with a remote work environment during the COVID-19 pandemic due to work and societal factors. Given the ongoing COVID-19 pandemic, we transitioned our once-local internship program to a national, virtual program that includes students from underserved communities and schools with diverse populations and were able to partner with charitable organizations to identify rising stars among first-generation college students. We also enabled our employees to help effect change through charity events such as walks, races, and other events geared towards both individuals and families. This allowed our employees to support causes important to them both where they work and live and also aligns with our mission, goals, and vision. We strive to bring together employees with a wide variety of backgrounds, skills and culture and encourage all of our employees to maintain a work environment in which our differences are respected, including by providing diversity and inclusion training programs to our employees throughout the year. We continue to advance our efforts related to sustainability, including initiatives such as the installation of electric vehicle charging stations for our employees in 2021 at our corporate headquarters. With the support and oversight of our Board, primarily through its Nominating, Corporate Governance & Compliance Committee, we plan to continue to advance our efforts related to corporate responsibility and sustainability initiatives.

Our ESG Report, which describes our approach to ESG programs, is available on our website at https://investors.karyopharm.com/corporate-sustainability. We are not including the information contained in our ESG Report in, or incorporating it by reference into, this proxy statement. We look forward to continuing our commitment to giving back to our communities in 2022 and beyond.

Board of Directors Meetings

Our Board met six times during the year ended December 31, 2021, including telephonic meetings. During 2021, each of our incumbent directors attended or participated telephonically in 75% or more of the aggregate of (a) the total number of meetings of the Board held during the period for which he or she served as a director and (b) the total number of meetings of all committees on which the director served during the periods that he or she served. We do not have a formal policy regarding attendance by members of our Board at our annual meeting of stockholders. Two members of our Board serving at the time attended our 2021 annual meeting of stockholders held on May 21, 2021 by teleconference.

Committees of the Board of Directors

Our Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Nominating, Corporate Governance & Compliance Committee and the Commercialization and Portfolio Committee. Each of these committees has a written charter approved by our Board. A copy of each charter can be found under the heading

“Corporate Governance” in the “Investors” section of our website at www.karyopharm.com. The following table provides membership information for the current composition of these committees:

Name	Audit Committee	Compensation Committee	Nominating, Corporate Governance & Compliance Committee	Commercialization and Portfolio Committee
Garen G. Bohlin	X*		X
Barry E. Greene		X	X*
Peter Honig M.D., M.P.H.				X
Mansoor Raza Mirza, M.D.				X
Christy J. Oliger		X		X*
Deepika R. Pakianathan, Ph.D.	X	X*		X
Chen Schor, M.B.A., C.P.A.	X		X

* Committee Chair

Audit Committee

The members of our Audit Committee currently include Messrs. Bohlin (Chair) and Schor and Dr. Pakianathan. Mr. Paulson previously served as a member of our Audit Committee until May 2021, when he became our President and Chief Executive Officer, and at which time Mr. Schor was appointed a member of the Audit Committee. Our Board has determined that each of Mr. Bohlin and Mr. Schor qualifies as an “audit committee financial expert” within the meaning of SEC regulations and the Nasdaq Listing Rules. In making this determination, our Board considered the formal education and nature and scope of Mr. Bohlin and Mr. Schor’s previous experience, coupled with past or present service on various audit committees. Our Audit Committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our financial statements. The Audit Committee met nine times during 2021, including telephonic meetings. Pursuant to its charter, the Audit Committee’s general responsibilities currently include, among other things, the following:

•
appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•
overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with management and our registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
recommending to our Board whether the audited financial statements should be included in our annual report;
•
monitoring our internal control over financial reporting and disclosure controls and procedures;
•
discussing our risk assessment and risk management policies;
•
overseeing our information technology strategy and matters related to the security and risks related to information technology systems;
•
establishing policies regarding hiring employees from our registered public accounting firm and procedures for the receipt, retention and treatment of accounting related complaints and concerns;
•
meeting independently with our registered public accounting firm and management;
•
reviewing and approving or ratifying any related person transactions; and
•
preparing an annual audit committee report required by SEC rules.

Compensation Committee

The members of our Compensation Committee currently include Dr. Pakianathan (Chair), Mr. Greene and Ms. Oliger. Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers and Board members. The Compensation Committee met five times during 2021.

Pursuant to its charter, the Compensation Committee’s general responsibilities currently include, among other things, the following:

•
reviewing and approving, or recommending for approval by the Board, the compensation of our chief executive officer and our other executive officers;
•
overseeing an evaluation of our senior executives;
•
overseeing and administering our incentive compensation and equity-based plans;
•
reviewing and making recommendations to our Board with respect to non-employee director compensation; and
•
reviewing and discussing with management our compensation disclosure required by SEC rules.

The Compensation Committee generally meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with our Chief Executive Officer, Chief People & Corporate Engagement Officer and/or our General Counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. No officer may participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding the compensation for such officer or any immediate family member of such officer. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities, and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting, or other advisors and consultants, and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In addition, under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. The Compensation Committee can also delegate to one or more executive officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans. The Compensation Committee has delegated to our Chief Executive Officer the authority to make equity awards under our 2013 Plan within approved guidelines to new hires and in connection with annual grants and recognition awards, other than grants to employees with a title of Senior Vice President or above (including our NEOs). The number of stock options or RSUs our Chief Executive Officer may grant under the 2013 Plan to any individual must be within the range set by our Compensation Committee for these awards.

Historically, the Compensation Committee has approved and, in the case of our President and Chief Executive Officer (and prior to May 2021, our Chief Scientific Officer), the Compensation Committee has recommended to the Board and the Board has approved, significant adjustments to executives’ annual compensation, determined variable cash compensation and equity awards, and established new performance objectives at one or more meetings held during the last quarter of the year and the first quarter of the following year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. The Compensation Committee is responsible for making determinations, or making recommendations to our Board, regarding compensation of executive officers, making changes to pre-approved salary ranges, salary increase budgets, equity award budgets, variable cash compensation targets, incentive payments, and pre-approved equity ranges for new hires and high performers, and making material changes to benefits offered to our employees. In determining compensation of executive officers other than our President and Chief Executive Officer (and prior to May 2021, our Chief Scientific Officer), the Compensation Committee, with input from its compensation consultant, also considers the recommendations of our President and Chief Executive Officer and (and prior to May 2021, our Chief Scientific Officer). In addition, the Compensation Committee, with input from its compensation consultant, makes recommendations to our Board regarding the compensation of non-employee directors. The Compensation Committee also administers our equity-based plans and compensation programs and determines whether to approve the maximum increases or smaller increases permitted to the number of shares reserved under our 2013 Stock

Incentive Plan (the “2013 Plan”) and 2013 Employee Stock Purchase Plan (the “2013 ESPP”) that automatically occur each year pursuant to the “evergreen” provisions of such plans.

Nominating, Corporate Governance & Compliance Committee

The members of our Nominating, Corporate Governance & Compliance Committee currently include Messrs. Greene (Chair), Bohlin and Schor. Dr. Dolsten previously served as a member of our Nominating, Corporate Governance & Compliance Committee until his resignation from our Board in December 2021, at which time Mr. Schor was appointed a member of the Nominating, Corporate Governance & Compliance Committee. The Nominating, Corporate Governance & Compliance Committee met six times during 2021. Pursuant to its charter, the Nominating, Corporate Governance & Compliance Committee’s general responsibilities currently include, among other things, the following:

•
identifying individuals qualified to become Board members consistent with the criteria approved by the Board, including the consideration of personal diversity;
•
recommending to our Board the persons to be nominated for election as directors and to each committee of our Board;
•
reviewing and making recommendations to our Board with respect to management succession planning;
•
developing and recommending corporate governance guidelines to the Board;
•
developing and overseeing periodic self-evaluations, which are generally conducted annually, to assess the effectiveness of our Board and its committees;
•
overseeing the implementation of and monitoring the Company’s non-financial compliance program, including policies, standards, procedures, systems and initiatives, with a focus on quality, regulatory and commercial compliance matters;
•
overseeing our Code of Ethics and Business Conduct;
•
evaluating, monitoring and discussing with senior management the adequacy and effectiveness of the Company’s non-financial compliance program and compliance assurance systems and initiatives and considering recommendations for improvement thereof;
•
making findings and recommendations to the Board regarding the adequacy of the Company’s non-financial compliance program;
•
assisting the Audit Committee in assessing financial risk arising from non-financial compliance matters;
•
developing and overseeing an orientation program for new directors and a continuing education program for current directors: and
•
reviewing the Company’s corporate responsibility and sustainability efforts, including the impact of ESG issues on the Company.

Each year, the Board and its committees conduct detailed self-evaluations covering topics such as Board and committee leadership structure, composition and effectiveness, quality of Board and committee materials and discussions, priority agenda items, schedule sufficiency, and Board processes. The Board, led by the lead independent director, discusses the evaluation reports to determine what, if any, actions or improvements should be undertaken in the near-term and long-term. The Board and committee evaluations are discussed in executive session to allow for additional candid discussion.

Commercialization and Portfolio Committee

In late 2020, the Board established an ad hoc Commercialization Committee to provide advice and support to management and the commercial and medical affairs teams on our strategies, tactics, practices and policies that relate to commercial and medical affairs activities. In August 2021, the committee was expanded to include the oversight of research and development portfolio management. Ms. Oliger (Chair) and Drs. Pakianathan, Mirza and Honig currently serve on the Commercialization and Portfolio Committee. The Commercialization and Portfolio Committee met six times during 2021. Mr. Greene also served as member of the Commercialization and Portfolio Committee during 2021 until February 2022. Pursuant to its charter, the Commercialization and Portfolio Committee’s general responsibilities currently include, among other things, the following:

•
ensuring commercial, medical affairs and research and development programs are consistent with our strategic goals and objectives;
•
periodically conducting in-depth reviews of our product development pipeline, intellectual property portfolio and commercial strategies;
•
reviewing commercial and medical launch strategies prior to regulatory approval of new products or indications;
•
overseeing the research and development elements of our long-range plan and lifecycle management plans and our portfolio decision making process, as well as the identification, prioritization and optimization of research and development investments;
•
advising us on elements necessary for commercial, medical affairs and research and development decision making as well as the effectiveness of our research and development programs; and
•
providing other support as requested by the Board in maximizing the value of our products to patients.

Compensation Committee Interlocks and Insider Participation

During 2021, Ms. Oliger, Mr. Greene and Dr. Pakianathan served on our Compensation Committee. None of the members of our Compensation Committee is or has been an officer or employee of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Ethics and Business Conduct

We have adopted a written Code of Ethics and Business Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted on our website, www.karyopharm.com, a current copy of the Code of Ethics and Business Conduct and all disclosures that are required by law or Nasdaq Listing Rules concerning any amendments to, or waivers from, any provision of the Code of Ethics and Business Conduct. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the Nominating, Corporate Governance & Compliance Committee considers, among other things, the following factors:

•
reputation for personal and professional integrity, honesty and adherence to high ethical standards;
•
demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company;
•
commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;

•
interest and ability to understand the sometimes-conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;
•
diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members;
•
diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and
•
practical and mature business judgment, including the ability to make independent analytical inquiries.

The Nominating, Corporate Governance & Compliance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the Nominating, Corporate Governance & Compliance Committee believes that the background and qualifications of the members of our Board, considered as a group, should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law.

The Nominating, Corporate Governance & Compliance Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board. The committee considers such factors, including those set forth above, as it may deem are in the best interests of the Company and its stockholders. The committee further believes it is appropriate for at least one member of our Board to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our Board be independent as required under the Nasdaq qualification standards. The Nominating, Corporate Governance & Compliance Committee believes it is appropriate for our Chief Executive Officer to serve as a member of our Board. Our directors’ performance and qualification criteria are reviewed periodically by the Nominating, Corporate Governance & Compliance Committee.

Identification and Evaluation of Nominees for Directors

The Nominating, Corporate Governance & Compliance Committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating, Corporate Governance & Compliance Committee’s criteria for service on the Board and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise. The Nominating, Corporate Governance & Compliance Committee reviews the overall service provided by these directors to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, as well as the results of the Board’s self-evaluation, which is generally conducted annually, to determine whether to recommend them to the Board for nomination for a new term.

If any member of our Board does not wish to continue to serve on the Board or if our Board decides not to re-nominate a member for re-election, and our Board seeks to fill such vacancy, the Nominating, Corporate Governance & Compliance Committee identifies a new nominee that meets the criteria above. The Nominating, Corporate Governance & Compliance Committee generally inquires of our Board and members of management for their recommendations, such as in the case of Peter Honig who was appointed to the Board in December 2021, and may also review the composition and qualification of the boards of directors of our competitors or seek input from industry experts or analysts. The Nominating, Corporate Governance & Compliance Committee then reviews the qualifications, experience, and background of suggested candidates. Final candidates, if other than our current directors, are interviewed by the members of the Nominating, Corporate Governance & Compliance Committee and by certain of our other independent directors and executive management. In making its determinations, the Nominating, Corporate Governance & Compliance Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating, Corporate Governance & Compliance Committee makes its recommendation to our Board. The Nominating, Corporate Governance & Compliance Committee has previously engaged a search firm to conduct a search for additional directors with extensive development or commercialization expertise to join our Board. The Nominating, Corporate Governance & Compliance Committee may in the future engage third-party search firms in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management, or other parties are evaluated. Stockholders wishing to recommend a director candidate for consideration by our Nominating, Corporate Governance & Compliance Committee must submit such recommendation in writing to our principal executive offices at Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459, Attention: Corporate Secretary. Such recommendation must be received by us no later than February 18, 2023. Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating, Corporate Governance & Compliance Committee or the Board, by following the procedures set forth below under “Stockholder Proposals.” If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting of stockholders. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy statement and proxy card for the next annual meeting.

Limits on Director Service on Other Company Boards

We have a highly effective and engaged Board, and we believe that our directors’ service on other companies’ boards enable them to contribute valuable knowledge and perspective to our Board activities. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for overboarding to compromise their ability to effectively serve the Company. Our Corporate Governance Guidelines limit each director’s service on other boards of public companies to a number that permits them, given their individual circumstances, to responsibly perform all director duties. Directors who serve as chief executive officers of a public company may not serve on more than two public company boards other than the board of the company of which he or she is chief executive officer. All other directors may not serve on more than five public company boards. In May 2021, the Board granted a waiver to this requirement for Mr. Greene who temporarily exceeded the allowable number of public company board memberships under our Corporate Governance Guidelines as he transitioned off of one public company board in June 2021. Mr. Greene no longer exceeds the allowable number of public company board memberships.

Communications with Our Board of Directors

Stockholders seeking to communicate with our Board must submit their written comments to Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459, Attention: Corporate Secretary. The Corporate Secretary will forward such communications to each member of our Board; provided that, if in the opinion of our Corporate Secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Director Compensation

We seek to attract exceptional people to serve on our Board and, therefore, our policy is to compensate non-employee members of our Board competitively relative to members of the board of directors of comparable companies. The Board believes that including equity as a part of our director compensation helps align the interest of directors with those of our stockholders. Accordingly, our director compensation is a mix of cash and equity compensation. The Board also believes that it is appropriate for the Chair of each standing committee of the Board to receive additional compensation for the additional workload and time commitment required for Board members who serve in such capacities. The non-employee members of our Board are also reimbursed for travel, lodging, and other reasonable expenses incurred in attending Board or committee meetings. Directors who are also employees, such as Mr. Paulson and, until March 2022, Dr. Kauffman, do not receive any compensation for service on the Board in addition to compensation received for their service as our employees.

The Compensation Committee, based on an evaluation of our peer group conducted by Compensia, Inc. (“Compensia”) in April 2021, recommended, and the Board approved, our Non-Employee Director Compensation Policy, effective as of May 21, 2021, in order to align our director compensation to the median of our respective peer group.

Compensation Type	January 2021 - May 2021 ($)	Post May 2021 ($)
Annual Cash Retainers
Board
All non-employee directors	50,000	50,000
Additional retainer—Lead Independent Director or independent Chairman	35,000	35,000
Audit Committee
Chair	20,000	20,000
Non-chair members	10,000	10,000
Compensation Committee
Chair	15,000	20,000
Non-chair members	7,500	10,000
Nominating, Corporate Governance & Compliance Committee
Chair	20,000	20,000
Non-chair members	10,000	10,000
Commercialization and Portfolio Committee
Chair(1)	20,000	20,000
Non-chair members	10,000	10,000

Initial Stock Option Award (Shares)(2)	32,800	47,800
Annual Stock Option Award (Shares)(3)	16,400	23,900

(1)
In April 2021, the Board amended the director compensation program to provide for an annual cash retainer of $20,000 for the Chair of the Commercialization and Portfolio Committee, effective March 18, 2021.
(2)
This is a one-time non-qualified stock option award granted upon initial election to our Board and is equal to twice the number of shares of common stock underlying the most recent annual stock option grant to non-employee directors. The stock option vests with respect to one-third of the shares on the first anniversary of the grant date and with respect to an additional 1/36th of the total number of shares underlying the grant at the end of each successive month following the first anniversary of the grant date until the third anniversary of the grant date.
(3)
This non-qualified stock option award is granted after each annual meeting of stockholders and vests in full on the first anniversary of the grant date. If a non-employee director is elected or appointed to our Board at a time other than at our annual meeting of stockholders, the number of shares of our common stock subject to such annual grant will be pro-rated based on the number of days served by such director through the date immediately preceding the date of the annual meeting of stockholders.

The stock options granted to our non-employee directors for service on our Board have an exercise price equal to the fair market value of our common stock on the date of grant, expire ten years after the date of grant, and are subject to the director’s continued service to the Company on the applicable vesting dates.

To the extent that a non-employee director has other responsibilities to the Company in addition to service on our Board, such director may receive additional compensation as deemed appropriate by our Board, or any Board committee delegated authority in such respect.

The following table sets forth the compensation paid to or earned by our non-employee directors during the year ended December 31, 2021.

Name(1)	Fees Earned or Paid In Cash ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Garen G. Bohlin(4)	80,000	146,309	—		226,309
Mikael Dolsten, M.D.(5)	60,619	146,309	—		206,928
Barry E. Greene(6)	124,041	146,309	—		270,350
Peter Honig, M.D., M.P.H.(7)	4,565	210,760	—		215,325
Mansoor Raza Mirza, M.D.(8)	56,136	146,309	90,000	(9)	292,445
Christy J. Oliger(10)	76,930	146,309	15,984	(11)	239,223
Deepika R. Pakianathan, Ph.D.(12)	84,217	146,309	—		230,526
Chen Schor, M.B.A., C.P.A.(13)	57,391	146,309	—		203,700

(1)
Mr. Paulson, a director who also serves as our President and Chief Executive Officer, does not receive any compensation for his service as a director. Mr. Paulson’s 2021 compensation as a director prior to his appointment as President and Chief Executive Officer in May 2021 is included in the Summary Compensation Table below. Dr. Kauffman, who served as our director until March 2022 and currently serves as our Senior Clinical Advisor, did not receive any compensation for his service as a director.
(2)
Represents cash compensation earned or paid for services rendered by each non-employee member of our Board for their services on our Board or a committee thereof.
(3)
Amounts listed represent the aggregate grant date fair value of stock options awarded to our non-employee directors calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). Assumptions used in the calculation of these amounts are described in Note 13, Stock-based Compensation, to our consolidated financial statements included in our 2021 Annual Report. Pursuant to the terms of our Non-Employee Director Compensation Policy, in connection with Dr. Honig’s initial election to the Board, Dr. Honig was awarded a stock option to purchase 47,800 shares of our common stock on December 3, 2021, with a grant date fair value of $210,760. Further, each non-employee director serving on the Board on May 21, 2021, the date of our 2021 annual meeting of stockholders, was awarded a stock option to purchase 23,900 shares of our common stock, with a grant date fair value of $146,309.
(4)
As of December 31, 2021, Mr. Bohlin held outstanding stock options to purchase 139,906 shares of our common stock.
(5)
Dr. Dolsten resigned from our Board in December 2021. Amount reflects fees earned by Dr. Dolsten during 2021 as a member of our Board, the Nominating, Corporate Governance & Compliance Committee and the Commercialization and Portfolio Committee prior to his resignation. As of December 31, 2021, Dr. Dolsten held outstanding stock options to purchase 115,400 shares of our common stock.
(6)
As of December 31, 2021, Mr. Greene held outstanding stock options to purchase 139,906 shares of our common stock.
(7)
Dr. Honig joined our Board in December 2021. As of December 31, 2021, Dr. Honig held outstanding stock options to purchase 47,800 shares of our common stock.
(8)
As of December 31, 2021, Dr. Mirza held outstanding stock options to purchase 109,300 shares of our common stock.
(9)
Represents $90,000 earned by Mirza Consulting, an entity wholly-owned by Dr. Mirza, for consulting and advisory services provided to us by Dr. Mirza in 2021 pursuant to a consulting agreement between the Company and Dr. Mirza.
(10)
As of December 31, 2021, Ms. Oliger held outstanding stock options to purchase 56,700 shares of our common stock.
(11)
Represents $15,984 earned by Ms. Oliger in 2021 for consulting and advisory services provided to us pursuant to a consulting agreement between the Company and Ms. Oliger.

(12)
As of December 31, 2021, Dr. Pakianathan held outstanding stock options to purchase 149,300 shares of our common stock.
(13)
As of December 31, 2021, Mr. Schor held outstanding stock options to purchase 56,700 shares of our common stock.

Limitation of Liability and Indemnification

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•
for any breach of the director’s duty of loyalty to us or our stockholders;
•
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•
for voting or assenting to unlawful payments of dividends, stock repurchases, or other distributions; or
•
for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers, and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain an insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors. These indemnification agreements require us, among other things, to indemnify each such director for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. We have reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2021 and discussed them with Company management and Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2021.

We have received from, and discussed with, Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, we have discussed with Ernst & Young LLP its independence from management and the Company, have received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, and have considered the compatibility of non-audit services with the auditors’ independence.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Audit Committee.

Respectfully submitted, The Audit Committee of the Board of Directors
Garen G. Bohlin (Chair) Deepika R. Pakianathan Chen Schor

PROPOSAL 2:

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

We encourage our stockholders to closely read the “Executive Compensation” section of this proxy statement, which describes in detail our executive compensation programs and the decisions made by our Compensation Committee and our Board with respect to the year ended December 31, 2021.

As we describe in detail in the “Compensation Discussion and Analysis” section of this proxy statement, we maintain straightforward executive compensation programs that consist almost entirely of base salary, an annual cash incentive bonus and annual equity awards. These elements of compensation have been selected by our Compensation Committee because the committee believes that they effectively achieve the fundamental goals of our compensation program, which are to attract, motivate and retain qualified and talented executives who are critical to our success, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. One of the goals of our Compensation Committee is to ensure that our compensation programs are aligned with the interests of our stockholders and our business goals in order to attain our ultimate objective of increasing stockholder value. We believe that, consistent with these goals, the total compensation paid to each of our NEOs is fair, reasonable and competitive. Further, we believe our programs do not encourage excessive risk-taking by management.

We do not provide any compensation or benefit plans to executive officers that are not also available to other employees. We differentiate among executive officers primarily based on size of annual cash incentive awards and annual equity awards and, to a lesser extent, base salary. Annual compensation decisions for executive officers are made by our Compensation Committee and Board based on the achievement of specified corporate performance goals as described under “Components of Executive Compensation—Annual Performance-Based Cash Incentives.”

Our Board is asking stockholders to approve, on an advisory basis, the following resolution:

RESOLVED, that the compensation paid to Karyopharm Therapeutics Inc.’s NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) discusses the material elements of our executive compensation policies and decisions and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our NEOs and is intended to place in perspective the information presented in the following tables and the corresponding narrative. Our NEOs for the fiscal year ended on December 31, 2021 are:

Name	Position
Richard Paulson, M.B.A.(1)	President and Chief Executive Officer
Michael G. Kauffman, M.D., Ph.D.(2)	Senior Clinical Advisor and Former Chief Executive Officer
Michael Mason, M.B.A., C.P.A.	Executive Vice President, Chief Financial Officer and Treasurer
Ran Frenkel, RPh.	Executive Vice President, Chief Development Officer
Sharon Shacham, Ph.D., M.B.A.(3)	Chief Scientific Officer and Former President
Jatin Shah, M.D.(4)	Former Executive Vice President, Chief Medical Officer

(1)
Mr. Paulson was appointed as our President and Chief Executive Officer effective May 3, 2021.
(2)
Dr. Kauffman served as our Chief Executive Officer through May 3, 2021.
(3)
Dr. Shacham served as our President through May 3, 2021.
(4)
Dr. Shah resigned as Executive Vice President, Chief Medical Officer on February 18, 2022.

Executive Summary

Overview

We are a commercial-stage pharmaceutical company pioneering novel cancer therapies and dedicated to the discovery, development and commercialization of first-in-class drugs directed against nuclear export for the treatment of cancer and other diseases. Our scientific expertise is based upon an understanding of the regulation of intracellular communication between the nucleus and the cytoplasm. We have discovered and are developing and commercializing novel, small molecule Selective Inhibitor of Nuclear Export (“SINE”) compounds that inhibit the nuclear export protein exportin 1 (“XPO1”). These SINE compounds, representing a new class of drug candidates with a novel mechanism of action were the first oral XPO1 inhibitors to receive marketing approval. Our primary focus is on marketing XPOVIO® (selinexor) in its currently approved indications as well as developing and seeking the regulatory approval of selinexor and eltanexor as oral agents in multiple myeloma, endometrial cancer, myelofibrosis (“MS”), myelodysplastic syndromes (“MDS”) and in additional cancer indications with significant unmet medical need.

Our lead asset, XPOVIO, received its initial U.S. approval from the FDA in July 2019 and is currently approved and marketed in the U.S. in multiple indications, including (i) in combination with Velcade® (bortezomib) and dexamethasone in patients with multiple myeloma after at least one prior therapy; (ii) in combination with dexamethasone in patients with heavily pre-treated multiple myeloma; and (iii) in patients with diffuse large B-cell lymphoma (“DLBCL”), including DLBCL arising from follicular lymphoma, after at least two lines of systemic therapy. In addition, XPOVIO and NEXPOVIO® (selinexor) (the brand name for selinexor in Europe and the United Kingdom) have received regulatory approval in the European Union, United Kingdom, Singapore, Mainland China, South Korea, Australia and Israel and is marketed in those areas by our global partners. In addition, we expect the Committee for Medicinal Products for Human Use to issue an opinion to the European Commission in the first half of 2022 on our Type II variation to the marketing authorization application based on the data from our Phase 3 BOSTON (Bortezomib, Selinexor and Dexamethasone) study.

Leadership Changes

In 2021, we experienced significant changes in our leadership and strategic direction. Mr. Paulson, a member of our Board, was appointed as our President and Chief Executive Officer in May 2021. Simultaneously, Dr. Kauffman transitioned from Chief Executive Officer to Senior Clinical Advisor and remained a member of our Board until March 2022 and Dr. Shacham resigned from her position as our President and continued her position as our Chief Scientific

Officer. Further, in mid-2021, we made key changes to our commercial leadership team and subsequently reshaped our commercial strategy and strengthened capabilities, which we believe contributed to the increase in product revenue in the second half of 2021.

In February 2022, Dr. Shah resigned from his position as our Executive Vice President, Chief Medical Officer. In March 2022, we announced that the Company’s founders, Drs. Shacham and Kauffman, will step down from their respective roles as Chief Scientific Officer and Senior Clinical Advisor as of May 31, 2022. Dr. Shacham will continue to serve on our Scientific Advisory Board and has entered into a consulting agreement with us to provide certain advisory and other consulting services to us until May 31, 2023. A description of each of Drs. Shah, Kauffman and Shacham’s severance and transition arrangements can be found below under the heading “Employment, Severance and Change in Control Arrangements.”

Business Highlights

During 2021, we achieved a number of milestones and made significant progress on our commercial, clinical development and business goals, despite continued uncertainty driven by the ongoing COVID-19 pandemic. Some of the key highlights, which impacted compensation, include:

2021 Business Highlights

Commercial Achievements
•	Launched XPOVIO in the U.S. in second line multiple myeloma and strengthened the commercial team, resulting in continued strong net product revenue growth.

Clinical Achievements
•

Generated compelling clinical data supporting selinexor’s efficacy, durability and tolerability when combined with the approved agents Velcade® (bortezomib), Pomalyst® (pomalidomide) or Kyprolis® (carfilzomib) in patients who have been previously exposed to anti-CD38 monoclonal antibody treatment, where there is a substantial unmet need for a new class of therapy.

•	Completed enrollment in the Phase 3 SIENDO study evaluating the efficacy and safety for front-line maintenance therapy with selinexor in patients with advanced or recurrent endometrial cancer.
•

Reported positive data from an investigator-sponsored Phase 1 study evaluating single-agent eltanexor in patients with hypomethylating agent (“HMA”)-refractory MDS and commenced dosing in a company-sponsored Phase 2 study evaluating single-agent eltanexor in patients with intermediate or high-risk HMA-refractory MDS.

•

Reported positive data from an investigator-sponsored Phase 2 study evaluating single-agent selinexor in patients with MF previously treated with janus kinase (“JAK”) inhibition and commenced dosing in a new Phase 2 study evaluating selinexor as a monotherapy versus physician’s choice in patients with MF previously treated with a JAK 1/2 inhibitor.

•	Commenced dosing in a company-sponsored Phase 1/2 study evaluating selinexor in combination with Jakafi® (ruxolitinib) in patients with treatment-naïve MF.

Regulatory Achievements
•	Received regulatory approval of NEXPOVIO in the European Union and United Kingdom.
•	Received orphan drug designation for eltanexor for the treatment of MDS.

Business and Strategic Achievements
•	Entered into an exclusive license agreement with Berlin-Chemie AG, an affiliate of the Menarini Group (“Menarini”) to commercialize NEXPOVIO in Europe, Latin America and other key global territories.
•

Conducted a conscious and strategic initiative to prioritize our pipeline to focus on cancers with high unmet need and a high probability of success based on the potential to provide meaningful clinical benefit to patients, potential likelihood of regulatory approval, and supportive scientific data.

Financial Achievements
•	Achieved U.S. net product revenue of $98.4 million in 2021, up 29% compared to same prior year period.
•	Received $60.0 million under our expanded royalty agreement with entities managed by HealthCare Royalty Management, LLC.
•	Earned $29.6 million in regulatory-related milestone payments from our partner Antengene.
•	Received a $75.0 million upfront payment from Menarini.

Compensation Philosophy

The objective of our executive compensation program is to align management interests with the drivers of value creation for our stockholders and support achievement of our strategic goals and objectives. We are committed to our compensation philosophy, which incorporates the following principles:

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Pay for Performance. We seek to provide competitive compensation opportunities to attract, retain and motivate executive talent.
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Reward performance. We promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate performance goals.
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Alignment with Stockholders' Interests. Total compensation levels should include a component that reflects stockholder returns and the Company’s overall performance through the use of equity-based awards.
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External Competitiveness. We strive to ensure that our executives' total compensation levels are competitive with peer companies so that we can attract and retain high performing key executive talent.
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Internal Parity. To the extent practicable, base salary levels and short- and long-term incentive target levels for similarly-situated executives within the Company should be comparable to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.
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Simplicity and Flexibility. Our executive compensation program should be straightforward and easy to understand for both our employees and stockholders. The compensation program should also be sufficiently flexible to be able to adapt to rapid changes in the competitive environment for executives in the biotechnology and pharmaceuticals sectors.
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Avoidance of Excessive Perquisites. Although we will consider certain perquisites that are common and appropriate for similarly-situated executives of public companies, as a general matter, we intend to avoid the payment of excessive, unusual, or unnecessary perquisites to executives.

Summary of Compensation Elements

Our Compensation Committee is responsible for overseeing the total compensation of our senior management team, which is comprised of our executive officers and certain other senior managers. In this capacity, our Compensation Committee designs, implements, reviews and approves all compensation for our executive officers, except that in the case of our President and Chief Executive Officer, and previously our Chief Scientific Officer, the Board approves all compensation-related matters based on the review and recommendation of the Compensation Committee. In addition, the Compensation Committee seeks to ensure that our compensation programs are aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our NEOs is fair, reasonable and competitive.

Key elements of our 2021 compensation programs included:

Compensation Element	Purpose	Features
Base salary	To attract, retain and reward talented executives needed to drive our business.	Fixed component of compensation to provide financial stability, based on responsibilities, experience, internal equity, performance and peer company data.
Annual cash incentive program	To promote and reward the achievement of key short-term objectives and align executive and stockholder interests.	Variable component of compensation tied to the achievement of pre-determined quantitative and qualitative corporate performance goals.
Equity incentive compensation	To encourage executives to deliver long-term Company performance, align executive and stockholder interests and promote retention.

Variable component of compensation in the form of stock options and restricted stock units (“RSUs”) typically subject to multi-year vesting based on continued service with value realized based upon the performance of our common stock price.

Executive Compensation Program Best Practices

Our Compensation Committee believes that a strong foundation for our compensation program is necessary to execute our executive compensation philosophy effectively. The following best practices serve as the foundation for our executive compensation program:

What We Do
✓ Use a mix of short- and long-term incentive compensation, with an emphasis on long-term compensation.
✓ Use a mix of fixed and variable compensation, with an emphasis on variable, at-risk performance-based compensation.
✓ Compare against peer companies.
✓ Require a “double-trigger” (both a change in control and termination without cause or for good reason) for cash severance payments and accelerated vesting of equity awards.
✓ Engage independent consultants to advise our Compensation Committee on topics related to board and executive compensation.
✓ Assess risk of incentive compensation policies and programs.

✓ Certain of our executive officers, including our NEOs, are subject to a clawback policy under which we can recover incentive compensation if we are required to prepare an accounting restatement due to material noncompliance with financial statement requirements.

What We Don’t Do
× Offer our executive team substantially enhanced benefits or perquisites when compared to our employee population.
× Provide our executive officers with guaranteed annual salary increases or guaranteed bonuses.
× Provide any excise or income tax gross-ups on severance or other payments in the event of a change in control.
× Permit repricing of underwater stock options without stockholder approval.
× Permit hedging transactions by our directors, officers or other employees with our securities and we restrict pledging of our securities.

Defining and Comparing Compensation to Market Benchmarks

In evaluating the total compensation of our NEOs, our Compensation Committee, using information provided by Compensia, established a peer group comprised of 20 companies selected primarily on the basis of the following criteria:

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U.S. based publicly-traded companies;
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Primary operations in the biotechnology and pharmaceuticals industry, with a preference for a focus on oncology and small molecule products;
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Commercial-stage;
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Revenue less than $500 million; and
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Comparable market capitalization.

In mid-2020, with input from senior management and Compensia, the Compensation Committee discussed, reviewed and approved the updated peer group based on the above criteria. Accordingly, the Compensation Committee conducted its 2021 executive compensation review utilizing the following peer group:

2021 Peer Group
Aerie Pharmaceuticals, Inc.	Bluebird Bio Inc.	Global Blood Therapeutics
Agenus Inc.	Blueprint Medicines Corporation	Ironwood Pharmaceuticals, Inc.
Agios Pharmaceuticals, Inc.	ChemoCentryx, Inc.	MacroGenics Inc.
Aimmune Therapeutics, Inc.	Collegium Pharmaceutical, Inc.	PTC Therapeutics, Inc.
Akcea Therapeutics, Inc.*	Corcept Therapeutics, Inc.	Radius Health, Inc.
Akebia Therapeutics, Inc.	Deciphera Pharmaceuticals, Inc.	Urogen Pharma Ltd
BioCryst Pharmaceuticals, Inc.	Epizyme, Inc.

* Akcea Therapeutics, Inc. was acquired by another company in October 2020.

We believe that the compensation practices of our 2021 peer group provided us with appropriate compensation benchmarks for evaluating the 2021 compensation for our NEOs. We strive to ensure that the total compensation levels for our executives are competitive with peer companies so that we can attract and retain high performing key executive talent. Notwithstanding the similarities of the 2021 peer group to our company, due to the nature of our business, we compete for executive talent with larger public companies across our industry that are more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential. Therefore, in evaluating the compensation of our executives, the Compensation Committee utilizes the companies in our peer group primarily as reference points to determine the 50th percentile of our peers and then assesses each individual executive’s compensation using subjective measures, such as individual and Company performance levels, uniqueness of skillsets and demand for particular talent to make adjustments as needed.

Determining and Setting Executive Compensation

We develop our compensation programs after reviewing publicly available compensation data and subscription survey data for our peer group, provided by an independent compensation consulting firm engaged by our Compensation Committee. For setting 2021 compensation, our Compensation Committee engaged Compensia as its independent compensation consultant, to advise on executive compensation matters including: executive compensation philosophy, overall compensation program design, peer group development and updates, and benchmarking executive officer and director compensation programs.

Our Compensation Committee assessed the independence of Compensia consistent with Nasdaq Listing Rules and concluded that the engagement of Compensia did not raise any conflict of interest. We paid the cost for Compensia’s services; however, the Compensation Committee retained the sole authority to direct, terminate, or engage Compensia’s services and Compensia reported directly to the Compensation Committee. Compensation paid to Compensia for services not related to executive and director compensation provided during 2021 was less than $120,000.

2021 Say-on-Pay Results

At our 2021 Annual Meeting of Stockholders, our “say-on-pay” proposal received support from approximately 93% of the votes cast by our stockholders on our executive compensation program. Our Compensation Committee reviewed the final 2021 “say-on-pay” vote results and determined that, given the significant level of support and the Compensation Committee’s overall satisfaction with the program, no material changes to our executive compensation policies and programs were necessary at that time. In the future, we will continue to consider the outcome of our “say-on-pay” votes when making compensation decisions regarding our NEOs and determining compensation policies.

Components of Executive Compensation

The primary elements of our executive compensation program include:

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base salaries;
•
annual performance-based cash incentive awards;
•
equity incentive awards;

•
health and welfare benefits and other employee benefits; and
•
severance and change in control benefits.

The value of our variable, performance-based compensation is allocated between short-term compensation in the form of a cash bonus and long-term compensation in the form of stock option and RSU awards that vest over time from the date of grant. The annual cash bonus is intended to provide an incentive to our executives to achieve short-term operational objectives. The stock option and RSU awards are intended to provide an incentive for our executives to achieve longer-term strategic business goals, which should lead to higher stock prices and increased stockholder value. We have not had any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing industry information and our cash and equity resources, determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

We do not have any defined benefit pension plans or any non-qualified deferred compensation plans.

We are party to employment arrangements with each of our NEOs, which are described below under the caption “Executive Compensation—Employment, Severance and Change in Control Arrangements.”

Base Salaries

We provide base salaries to our NEOs to compensate them with a fair and competitive base level of compensation for services rendered during the year. Base salaries for our NEOs typically are established through arm’s-length negotiation at the time the executive is hired, taking into account responsibilities, experience, internal equity and peer company data. On an annual basis, our Compensation Committee reviews and evaluates, with input from our President and Chief Executive Officer (and prior to May 2021, our Chief Scientific Officer), for executives other than themselves, the need for adjustment of the base salaries of our NEOs based on changes and expected changes in the scope of an NEO’s responsibilities. When making this evaluation the Compensation Committee considers peer group bench-marking, market competitiveness, expected future contribution, and individual performance.

The Compensation Committee also considers promotions, the individual contributions made by, and performance of, the executive during the prior year, the executive’s performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company, general salary trends in our industry and among our peer group and where the executive’s salary falls in the salary range presented by that data. We do not provide for any formulaic base salary increases for our NEOs and none of our executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary.

Merit-based increases in base salary for all of our executive officers (other than our President and Chief Executive Officer (and prior to May 2021, our Chief Scientific Officer)), are determined by our Compensation Committee and merit-based increases in base salary for our President and Chief Executive Officer (and prior to May 2021, our Chief Scientific Officer), are determined by our Board based on the recommendation of our Compensation Committee.

As part of our annual compensation review, in February 2021 the Compensation Committee approved an annual base salary for 2021 of $429,525, $429,530 and $458,000 for Messrs. Mason and Frenkel and Dr. Shah, respectively. In addition, the Compensation Committee recommended to the Board, and the Board approved, an annual base salary for 2021 of $647,000 and $499,905 for Drs. Kauffman and Shacham, respectively. In determining and recommending these annual base salaries, the Compensation Committee reviewed the market compensation data presented by Compensia and generally targeted base salaries of our NEOs, other than Mr. Paulson, at approximately the 50th percentile of our peers as well as consideration of each executive officer’s performance. In the case of Mr. Paulson, his 2021 compensation was negotiated at arm’s-length and is reflected in the terms of his April 28, 2021 employment agreement (the “Paulson Employment Agreement”), as described in further detail below.

The base salaries, on an annualized basis, of our NEOs for 2020 and 2021 were as follows:

Name	2020 Base Salary($)	2021 Base Salary as of December 31, 2021		Percent Change From 2020 Base Salary
Richard Paulson, M.B.A.	—	670,000	(1)	N/A
Michael G. Kauffman, M.D., Ph.D.	625,000	388,125	(2)	-61%
Michael Mason, M.B.A., C.P.A.	400,000	455,000	(3)	12%
Ran Frenkel, RPh.	415,000	429,530		3%
Sharon Shacham, Ph.D., M.B.A.	483,000	499,905		3%
Jatin Shah, M.D.	408,000	458,000		11%

(1)
Mr. Paulson commenced employment with us in May 2021. The 2021 base salary shown above represents the annualized amount of his salary. In determining Mr. Paulson’s base salary, the Compensation Committee considered data provided by Compensia reflecting the annual base salary of similarly situated Chief Executive Officers in our peer group and recommended to our Board, and our Board approved, Mr. Paulson’s salary at the 50th percentile of our peers.
(2)
Dr. Kauffman resigned from his position as Chief Executive Officer and transitioned to the role of Senior Clinical Advisor in May 2021 at which time his annual salary decreased from $647,000 to $388,125.
(3)
Mr. Mason was promoted from Senior Vice President, Chief Financial Officer and Treasurer to Executive Vice President, Chief Financial Officer and Treasurer in June 2021 at which time his annual salary increased from $429,525 to $455,000. In determining Mr. Mason’s increase in his base salary related to his promotion, the Compensation Committee considered data provided by Compensia reflecting the annual base salary of similarly situated executives in our peer group and increased Mr. Mason’s salary to the 25th percentile of our peers.

Annual Performance-Based Cash Incentives

Our Compensation Committee aims to determine an appropriate mix of cash payments and equity incentive awards to meet short- and long-term goals and objectives. Annual performance-based cash incentive awards are paid to our executive officers under the Karyopharm Annual Bonus Plan (the “Annual Bonus Plan”), which was established in August 2019 to attract, motivate, and retain employees by promoting and rewarding the achievement of key short-term corporate objectives as well as individual performance and to align the interests of employees and stockholders. The target amount for the annual bonus opportunity for all of our executive officers (other than our President and Chief Executive Officer (and prior to May 2021, our Chief Scientific Officer)) is generally determined at the outset of the year by the Compensation Committee (and, in the case of our President and Chief Executive Officer (and prior to May 2021, our Chief Scientific Officer), the Compensation Committee recommends to the Board and the Board approves the target bonus amount). Pursuant to the terms of the Annual Bonus Plan, the amount of each executive officer’s annual bonus is based on the level of achievement of pre-established corporate goals, as described below, in combination with the level of achievement of the executive officer’s individual goals, with higher weighting to Company performance as an executive’s level of responsibility increases. Following the end of a plan year, the Compensation Committee determines the Company’s overall actual corporate performance for that plan year as a cumulative percentage of the Company’s corporate goals achieved and in combination with the executive officer’s individual score, as applicable. Partial or excess achievement as compared to the original goal weighting may be determined for each goal, at the discretion of the Compensation Committee.

In making its determination regarding the 2021 annual performance-based cash incentive awards, in January 2022, the Compensation Committee scored the 2021 corporate goals and awarded the Company 100% based on the following conclusions:

2021 Corporate Goals	Relative Weighting	Award Value	Weighted Performance
Meet planned year-end revenue targets for U.S. XPOVIO sales	25%	72%	18%
Secure commercial partnership in the European Union	10%	100%	10%
Full enrollment of Phase 3 SIENDO trial	15%	100%	15%
Secure European Medicines Agency (“EMA”) approval of selinexor based on the STORM Study	10%	100%	10%
Secure EMA approval of selinexor based on the BOSTON Study	10%	100%	10%
First patient enrolled in the Phase 3 XPORT-MM-031 Study	5%	80%	4%
First patient enrolled in a clinical study evaluating selinexor in combination with pembrolizumab for the treatment of melanoma	5%	100%	5%
Achieve three key organizational objectives related to employee retention, corporate culture and compliance training	5%	100%	5%
Achieve target year-end cash	10%	80%	8%
Adherence to latest expense forecast	5%	100%	5%
	100%		90%
Additional points were awarded by the Compensation Committee to recognize the Company’s accomplishments and numerous achievements over and above the previously approved goals, primarily in light of our pipeline prioritization during 2021			10%
Approved 2021 Corporate Performance Level	100%		100%

For each of the 2021 corporate goals, our Compensation Committee set both “target” performance levels, reflecting achievement of the goal for the period, and “aggressive” performance levels, reflecting exceptional performance. When establishing the 2021 goals, the Board determined, in its discretion, that achievement of the target goal set would be worth 100% and achievement of the aggressive goal set would be worth 125% of the target metric, such as an aggressive goal set for increased targets for annual revenue and upfront payments received upon consummation of a partnership agreement covering the European Union. In addition to scoring the achievements of the pre-established corporate goals for a total of 90%, the Compensation Committee recognized that at the time the goals were determined, neither we nor the Compensation Committee had contemplated the extent of the level of impact of the ongoing COVID-19 pandemic on our sales efforts and resulting revenue for 2021 as well as the significant leadership transitions that took place during the year, which resulted in a revised strategic approach and prioritized portfolio. In the second half of 2021, we consciously and strategically focused our pipeline to prioritize cancers with high unmet need and a high probability of success based on the potential to provide meaningful clinical benefit to patients, potential regulatory approval, and supportive scientific data. As a result, the Compensation Committee considered certain supplemental achievements, including the initiation of two new clinical trials in MF and MDS based on the prioritization as well as the launch of additional strength tablets of XPOVIO, none of which had been contemplated at the time our 2021 goals were established. In addition, the Compensation Committee noted the increase in revenue in the second half of 2021 following our leadership changes and focused commercial strategy. Therefore, the Compensation Committee determined it would be appropriate to award an extra 10% to the corporate performance score in recognition of the accomplishments over and above the initial goals set in early 2021.

The Compensation Committee based its determinations above, among other factors, on the significant progress on our commercial, clinical development and business goals, including:

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Partial performance related to year-end revenue target for net U.S. product sales of XPOVIO by recording $98.4 million of net product revenue in 2021, due in part to the level of and continued negative impact resulting from the COVID-19 pandemic;
•
Received $75.0 million in upfront payments from Menarini as part of entering into our partnership with Menarini;
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Achievement of the target goal of full enrollment in our SIENDO Phase 3 study;
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Achievement of the target goal of EMA approval of NEXPOVIO based on our STORM data;

•
Meaningful progress and regulatory engagement on our application for EMA approval of NEXPOVIO based on our BOSTON data despite delays caused by certain COVID-19 related restrictions and impacts, such as scheduling delays of EMA inspections;
•
Partial performance related to the initiation of the XPORT-MM-031 Study as described in the table above;
•
Achievement of target goal of initiation of a clinical study evaluating selinexor in combination with pembrolizumab for the treatment of melanoma;
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Achievement of our three employee engagement and compliance objectives, as described in the table above;
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Partial performance of our target year-end cash goal ending 2021 with approximately $233.0 million, impacted primarily by our revenue performance partially offset by cost savings; and
•
Adherence to our latest Board-approved expense forecast.

Based on our overall performance during 2021, our Compensation Committee determined that we achieved 90% of our corporate goals for 2021, plus an additional 10% awarded in light of our supplemental achievements over and above the pre-established corporate goals, for a total score of 100%. Pursuant to the terms of the Annual Bonus Plan, the 2021 bonus amount for Mr. Paulson was determined solely on the scoring of the Company’s corporate goals. In addition, in accordance with the terms of the Paulson Employment Agreement, Mr. Paulson’s bonus payment for 2021 was not pro-rated based on the commencement of his employment. The bonus amounts for Messrs. Mason, Frenkel and Dr. Shah were determined based on a weighting of 85% to Company performance and 15% to individual performance. In addition, pursuant to the terms of each of Drs. Kauffman and Shacham’s April 2021 amended employment agreements, the Board was given the discretion to determine the performance goals and milestones to be used to assess the achievement of Drs. Kauffman and Shacham’s goals. The Board determined that, given the continued impact Drs. Kauffman and Shacham exerted over the Company as a whole, their 2021 bonus should be solely based on the scoring of the Company’s corporate goals.

The Compensation Committee determined that Messrs. Mason and Frenkel each achieved an individual performance score of 100% based on their 2021 accomplishments. Mr. Mason’s accomplishments included his contributions toward ensuring that the Company’s operating expenses were in line with the 2021 budget, managing the Company’s overall finance, accounting, reporting and information technology functions, ensuring a strong internal control environment, assuming responsibility for the Company’s investor relations function, managing the relationship with the Company’s audit and tax advisors and his contributions toward the consummation of the successful partnership arrangement with Menarini. Mr. Frenkel’s accomplishments included his leadership in successfully completing enrollment in our SIENDO study, initiating a Phase 3 study evaluating selinexor in combination with pomalidomide and dexamethasone versus elotuzumab, pomalidomide, and dexamethasone in patients with relapsed or refractory multiple myeloma, the key role he played in our prioritization initiative conducted in the second half of 2021 and the resulting expedited initiation of two new clinical trials in MF and MDS, which resulted in the achievement of our supplemental goals described above. The Compensation Committee determined that Dr. Shah achieved an individual performance score of 85% based on the level of his 2021 accomplishments, including medical input with respect to our clinical programs, particularly certain new studies initiated following our prioritization initiative and ensuring that our Investigator Sponsored Trial program aligned with our refocused clinical development priorities.

The Compensation Committee approved the 2021 performance bonus for all NEOs, other than Mr. Paulson, and recommended to the Board, and the Board approved, the 2021 performance bonus for Mr. Paulson, all of which were paid in February 2022, to each of the NEOs as follows:

Name	2021 Target Bonus (as a % of Base Salary)	Target Bonus Award ($)	2021 Bonus Received ($)	Actual Bonus (as a % of Target)
Richard Paulson, M.B.A.	65%	435,500	435,500	100%
Michael G. Kauffman, M.D., Ph.D.(1)	50%	237,188	237,188	100%
Michael Mason, M.B.A., C.P.A.	40%	182,000	182,000	100%
Ran Frenkel, RPh.	40%	171,812	172,000	100%
Sharon Shacham, Ph.D., M.B.A.	50%	249,953	249,953	100%
Jatin Shah, M.D.	40%	183,200	179,078	98%

(1)
Dr. Kauffman’s bonus was pro-rated in 2021 based on 100% of his target bonus amount using his annualized base salary prior to and following his transition from Chief Executive Officer to Senior Clinical Advisor on May 3, 2021.

Equity Incentive Awards

We use our equity awards program to encourage executives to deliver long-term Company performance, align executive and stockholder interests and promote retention. The market for qualified and talented executives in the biopharmaceutical industry is highly competitive and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.

Historically, our equity awards have generally taken the form of stock options and RSUs. We typically grant stock options and/or RSUs to each of our executive officers upon commencement of employment, annually in conjunction with our review of individual performance, in connection with a promotion or as a special incentive.

Equity awarded to our executive officers is approved by our Compensation Committee or Board, with any equity awards for our President and Chief Executive Officer (and prior to May 2021, our Chief Scientific Officer), approved by the Board only. Annual equity awards are generally granted at the beginning of each year. Equity awards may vary among our executive officers based on their positions and annual performance assessments. In addition, our Compensation Committee reviews all components of the executive’s compensation to ensure that his or her total compensation is aligned with our overall philosophy and objectives. All stock options granted to our executives have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will not earn any compensation from his or her options unless our share price increases above the exercise price on the date of grant. Accordingly, this portion of our executive officers’ compensation is at risk and is directly aligned with stockholder value creation.

The equity awards granted to our executive officers generally vest over four years. Typically, the stock options we grant to our executives have a ten-year term and vest as to 25% of the shares on the first anniversary of the grant date and then monthly thereafter until the fourth anniversary of such date and the RSUs vest as to 25% of the shares on each of the four anniversaries of the grant date. From time to time, we grant equity awards with vesting terms that differ from our standard vesting provisions, such as Mr. Paulson’s new hire RSU grant, which vests as to 25% of the shares on May 3, 2022, with the remaining 75% vesting in 36 equal monthly installments thereafter. Vesting of equity awards to employees ceases upon termination of engagement with the Company and exercise rights for stock options typically cease three months following termination of engagement with the Company, except in the case of death or disability.

In February 2021, our Compensation Committee approved Messrs. Mason and Frankel and Dr. Shah’s annual equity incentive awards and recommended to the Board, and the Board approved, the annual equity incentive awards for Drs. Kauffman and Shacham. In addition, in May 2021 in connection with Mr. Paulson’s appointment as the Company’s President and Chief Executive Officer and pursuant to the terms of the Paulson Employment Agreement, the Board approved his new hire equity grants. Equity awards granted to Drs. Kauffman and Shacham were based on approximately the 40th percentile of our peers, and equity awards granted to all other NEOs, other than Mr. Paulson, were based on approximately slightly higher than the 40th percentile of our peers. The size of the new hire equity awards granted to Mr.

Paulson by our Board was based on an assessment of the percentage of the company’s common stock outstanding and was determined with reference to the 60th percentile of the equity awards granted to the newly-hired chief executive officers of a select set of similarly sized biotechnology/pharmaceutical companies.

Name	Option Awards (#)(1)	RSU Awards (#)
Richard Paulson, M.B.A.(2)	559,800	373,200
Michael G. Kauffman, M.D., Ph.D.	153,500	57,200
Michael Mason, M.B.A., C.P.A.(3)	74,968	27,513
Ran Frenkel, RPh.	59,968	22,013
Sharon Shacham, Ph.D., M.B.A.	153,500	57,200
Jatin Shah, M.D.	59,968	22,013

(1)
The exercise price of the stock options awarded to all NEOs, other than Mr. Paulson’s May 2021 new hire grant and Mr. Mason’s June 2021 promotion award each as described below, was $14.56, equal to the closing price per share of our common stock on the Nasdaq Global Select Market on February 25, 2021, the grant date.
(2)
On May 3, 2021, in connection with his appointment as our President and Chief Executive Officer, Mr. Paulson was granted stock options to purchase 559,800 shares of our common stock at an exercise price of $9.44, which was the closing price per share of our common stock on the Nasdaq Global Select Market on May 3, 2021, the grant date. In addition, Mr. Paulson was awarded RSU grants covering 373,200 shares of our common stock.
(3)
On June 1, 2021, in connection with his promotion to Executive Vice President, Chief Financial Officer and Treasurer, Mr. Mason was granted stock options to purchase 15,000 shares of our common stock at an exercise price of $9.15, which was the closing price per share of our common stock on the Nasdaq Global Select Market on June 1, 2021, the grant date. In addition, Mr. Mason was awarded RSU grants covering 5,500 shares of our common stock.

The Paulson Employment Agreement

We entered into the Paulson Employment Agreement with Mr. Paulson, effective May 3, 2021, when he assumed the role of President and Chief Executive Officer. Pursuant to the terms of the Paulson Employment Agreement, Mr. Paulson receives an annual base salary of $670,000, which will be reviewed annually by our Board. Mr. Paulson is also eligible to receive an annual cash bonus targeted at 65% of his annualized base salary, which is based solely on the scoring of the Company’s corporate goals. In accordance with the terms of the Paulson Employment Agreement, Mr. Paulson’s bonus payment for 2021 was not pro-rated. Mr. Paulson was also granted stock options to purchase 559,800 shares of our common stock and an RSU grant covering 373,200 shares of our common stock, each as described above.

In addition, Mr. Paulson received a one-time sign-on bonus of $700,000, less applicable taxes and withholdings. He received $300,000 of the $700,000 sign-on bonus upon commencement of his employment and will receive payments of $200,000 upon each of the one-year and two-year anniversaries of his hire date, contingent upon his continued employment on the respective anniversary dates. Mr. Paulson is obligated to repay (i) 100% of each sign-on bonus payment he receives if he terminates his employment with us other than for good reason or if we terminate his employment for cause (each as defined in the Paulson Employment Agreement), prior to the one year anniversary of each applicable sign-on bonus payment or (ii) 50% of each sign-on bonus payment he receives if he terminates his employment with us other than for good reason or if we terminate his employment for cause after the one year anniversary of the applicable sign-on bonus payment but prior to the two year anniversary of the applicable sign-on bonus payment. A description of Mr. Paulson’s severance arrangements under the Paulson Employment Agreement can be found below under the heading “Employment, Severance and Change in Control Arrangements.”

Benefits and Other Compensation

Health and Welfare Benefits

Our NEOs are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, all of our U.S.-based employees aged 18 or older are eligible to participate in the 401(k) plan upon commencement of their employment.

The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,500 in 2021 (an additional $6,500 in contributions is allowed for participants aged 50 and over). We also match employee contributions to our 401(k) plan, up to a maximum of 4% of an employee’s cash compensation during each pay period.

Severance and Change in Control Benefits

Under our employment agreements with our NEOs, we have agreed to provide severance and other benefits in the event of the termination of their employment under specified circumstances. We have provided more detailed information about these benefits, under the caption “Executive Compensation—Employment, Severance and Change in Control Arrangements” below.

We believe providing severance and/or change in control benefits as a component of our compensation structure can help us compete for executive talent and attract and retain highly talented executive officers whose contributions are critical to our long-term success. After consultation with Compensia, we believe that our severance and change in control benefits are appropriate.

Tax and Accounting Considerations

While the Compensation Committee generally considers the financial accounting and tax implications to us of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our NEOs in 2021. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid in any one year to each of certain of the company’s current and former executive officers. Historically, compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, tax legislation signed into law in December 2017 eliminated the performance-based compensation exception. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1.0 million paid in any one year to each of the specified officers that is not covered by the transition rules will not be deductible by us.

Hedging and Pledging Policy

We have an insider trading policy that is applicable to all of our employees and members of our Board. The policy prohibits those individuals and their related persons from engaging in any speculative transactions involving our stock, including the following activities: short sales of our securities, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on our securities; standing orders with brokers other than under an approved trading plan, purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities; the purchase of our securities on margin; borrowing against our securities held in a margin account; or pledging our securities as collateral for a loan. However, an exception may be granted where a person wishes to pledge our securities as collateral for a loan (other than a margin loan) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge our securities as collateral for a loan must submit a request for approval to our principal financial officer. In addition, any such request by a director or executive officer must also be reviewed and approved by the Audit Committee.

Clawback Policy

In February 2021, we adopted a Clawback Policy, which provides that if we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirements under federal securities laws, then the Board or a duly established committee thereof may require certain officers, including our named executive officers, to repay or forfeit any “excess compensation” in the event it finds, in its sole discretion, that the executive officer contributed to the circumstances requiring the restatement and that it involved either (a) intentional misconduct or an intentional violation of any of the Company’s rules or applicable legal or regulatory requirements or (b) fraud. “Excess compensation” refers to the pre-tax amount in excess of what would have been paid to the executive officer under the accounting restatement of any incentive-based compensation that is granted, earned or vested based on the attainment of a performance measure during the three-year period preceding the date on which we are required to prepare such accounting restatement. The policy applies to incentive-based compensation granted after the adoption of this policy.

Compensation Committee Report

The Compensation Committee has reviewed the “Compensation Discussion and Analysis” section of this Proxy Statement required by Item 402(b) of Regulation S-K and discussed such section with management. Based on this review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 1, 2022.

By the Compensation Committee of the Board of Directors of Karyopharm Therapeutics Inc.,

Deepika R. Pakianathan Barry E. Greene Christy Oliger

Summary Compensation Table

The following table sets forth information regarding compensation earned by each of our NEOs during the years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Richard Paulson, M.B.A.(4)	2021	468,365	(5)	300,000	(6)	3,523,008	(7)	3,563,575	(7)	435,500	64,724	8,355,172
President and Chief Executive Officer
Michael G. Kauffman, M.D., Ph.D.	2021	474,375	(8)	—		832,832		1,507,217		237,188	17,977	3,069,589
Senior Clinical	2020	625,624		—		1,029,886		1,920,899		348,750	11,880	3,937,039
Advisor and Former	2019	566,500		—		803,112		1,486,339		363,693	11,860	3,231,504
Chief Executive
Officer
Michael Mason, M.B.A., C.P.A.(9)	2021	444,386	(10)	50,000	(11)	370,834	(10)	681,352	(10)	182,000	16,006	1,744,578
Executive Vice	2020	415,624		—		586,963		1,096,226		156,123	11,880	2,266,816
President,	2019	340,332		—		—		529,935		75,000	11,430	956,697
Chief Financial
Officer and Treasurer
Ran Frenkel, RPh.(12)	2021	429,525		50,000	(11)	320,509		588,826		172,000	16,343	1,577,203
Executive Vice President, Chief Development Officer
Sharon Shacham, Ph.D., M.B.A.	2021	499,905		—		832,832		1,507,217		249,953	16,684	3,106,591
Chief Scientific	2020	483,624		—		1,029,886		1,920,899		224,595	11,880	3,670,884
Officer and Former	2019	468,500		—		803,112		1,486,339		250,648	11,860	3,020,459
President
Jatin Shah, M.D.(12)(13)	2021	457,980		—		320,509		588,826		179,078	41,820	1,588,213
Former Executive Vice President, Chief Medical Officer

(1)
Amounts listed represent the aggregate grant date fair value of RSUs (with respect to the “Stock Awards” column) and stock options (with respect to the “Option Awards” column) granted to our NEOs during 2021, 2020 and 2019, as calculated in accordance with ASC 718. Stock option awards are valued using a Black-Scholes option-pricing model and RSUs are valued by multiplying the closing market price of a share of our common stock on the grant date by the number of RSUs granted. Assumptions used in the calculation of these amounts are set forth in Note 13, Stock-based Compensation, included in our 2021 Annual Report.
(2)
Represents awards to our NEOs under our annual performance-based cash incentive program which were earned for performance in 2021, 2020 and 2019, as applicable, and paid in February of the following year. See “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Performance-Based Cash Incentives” for a description of that program. In accordance with the terms of the Paulson Employment Agreement, Mr. Paulson’s bonus payment for 2021 was not pro-rated based on the commencement of his employment.
(3)
For 2021, “all other compensation” includes the following: (a) life and accidental death and dismemberment insurance premiums paid by us on behalf of each NEO, other than Mr. Paulson, in the amount of $480 and in the amount of $320 for Mr. Paulson, (b) supplemental long-term disability insurance premiums paid by us on behalf of each NEO, other than Mr. Paulson, in the amount of $5,897 for Dr. Kauffman, $3,926 for Mr. Mason, $4,263 for Mr. Frenkel, $4,604 for Dr. Shacham and $3,991 for Dr. Shah, (c) 401(k) plan matching contributions in the amount of $11,600 for each NEO, (d) a payment of $25,749 (which includes a tax gross up amount of $6,270) to Dr. Shah to settle a legal claim, and (e) $52,804 (which includes a tax gross up amount of $15,498) paid on behalf of Mr. Paulson for certain legal expenses in connection with the negotiation and execution of and in accordance with the Paulson Employment Agreement.
(4)
Mr. Paulson commenced employment with us and was appointed President and Chief Executive Officer in May 2021 and therefore compensation information is not provided for 2020 or 2019. Mr. Paulson’s salary reflects a pro-rated amount for the time he was employed by us in 2021.
(5)
Includes $23,846 earned by Mr. Paulson as a member of the Board, Audit Committee and the Commercialization and Portfolio Committee from January 1, 2021 through May 3, 2021 when he became our President and Chief Executive Officer.
(6)
Reflects the first of three sign-on bonus payments owed to Mr. Paulson in accordance with the terms of the Paulson Employment Agreement. The remainder of Mr. Paulson’s $700,000 sign-on bonus will be paid in two payments of $200,000 on the first and second anniversaries of Mr. Paulson’s hire date contingent on his continued employment on those dates. See “Compensation Discussion and Analysis—Components of Executive Compensation—The Paulson Employment Agreement” for a description of the repayment terms of Mr. Paulson’s sign-on bonus.
(7)
These stock option and RSU awards were granted to Mr. Paulson in connection with the commencement of his employment in May 2021.
(8)
Dr. Kauffman resigned from his position as Chief Executive Officer and transitioned to Senior Clinical Advisor in May 2021 at which time his annual salary decreased from $647,000 to $388,125.
(9)
Mr. Mason joined us in February 2019 and therefore Mr. Mason’s 2019 salary and bonus payment each reflect a pro-rated amount for the time he was employed by us in 2019.
(10)
Mr. Mason was promoted from Senior Vice President, Chief Financial Officer and Treasurer to Executive Vice President, Chief Financial Officer and Treasurer on June 1, 2021 at which time his annual salary increased from $429,525 to $455,000 and he received a grant of 15,000 stock options and 5,500 RSUs.
(11)
Messrs. Mason and Frenkel each received $50,000 as approved by the Compensation Committee in January 2022 as a discretionary bonus intended to reward exceptional performance, contributions, expanded responsibilities and accomplishments by each individual in 2021.
(12)
Because neither Mr. Frenkel nor Dr. Shah were NEOs prior to 2021, compensation information is not provided for 2020 and 2019.
(13)
Dr. Shah resigned from his position as Executive Vice President, Chief Medical Officer in February 2022.

Grants of Plan-Based Awards in 2021

The following table sets forth information regarding non-equity and equity awards granted to each of our NEOs during the year ended December 31, 2021. All grants of equity incentive awards were made pursuant to our 2013 Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Grant	Grant	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Date	Type	($)	($)(1)	($)	(#)(2)	(#)(3)	($/Sh)	($)(4)

Richard Paulson, M.B.A.		Annual Bonus Plan	—	435,500	—	—	—	—	—
	5/3/2021	Stock Option	—	—	—	—	559,800	9.44	3,563,575
	5/3/2021	RSUs	—	—	—	373,200	—	—	3,523,008

Michael G. Kauffman, M.D., Ph.D.		Annual Bonus Plan	—	237,188	—	—	—	—	—
	2/25/2021	Stock Option	—	—	—	—	153,500	14.56	1,507,217
	2/25/2021	RSUs	—	—	—	57,200	—	—	832,832

Michael Mason, M.B.A., C.P.A.		Annual Bonus Plan	—	182,000	—	—	—	—	—
	2/25/2021	Stock Option	—	—	—	—	59,968	14.56	588,826
	2/25/2021	RSUs	—	—	—	22,013	—	—	320,509
	6/1/2021	Stock Option	—	—	—	—	15,000	9.15	92,526
	6/1/2021	RSUs	—	—	—	5,500	—	—	50,325

Ran Frenkel, RPh.		Annual Bonus Plan	—	171,812	—	—	—	—	—
	2/25/2021	Stock Option	—	—	—	—	59,968	14.56	588,826
	2/25/2021	RSUs	—	—	—	22,013	—	—	320,509

Sharon Shacham, Ph.D., M.B.A.		Annual Bonus Plan	—	249,953	—	—	—	—	—
	2/25/2021	Stock Option	—	—	—	—	153,500	14.56	1,507,217
	2/25/2021	RSUs	—	—	—	57,200	—	—	832,832

Jatin Shah, M.D.		Annual Bonus Plan	—	183,200	—	—	—	—	—
	2/25/2021	Stock Option	—	—	—	—	59,968	14.56	588,826
	2/25/2021	RSUs	—	—	—	22,013	—	—	320,509

(1)
Represents the 2021 target cash bonus amount that each of our NEOs, other than Mr. Paulson and Dr. Kauffman, was eligible to receive under our Annual Bonus Plan based on the NEO’s cash incentive bonus target and base salary in effect on December 31, 2021. Mr. Paulson and Dr. Kauffman’s 2021 target cash bonus amount were based on the terms of their respective April 2021 employment agreements. Actual bonus amounts paid to each NEO are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)
Represents a grant of RSUs to each NEO. With the exception of the May 2021 RSU award to Mr. Paulson, all RSU awards vest in four equal annual installments beginning one year from the anniversary of the respective grant date. Mr. Paulson’s RSU award vests as to 25% of the shares on May 3, 2022, with the remaining 75% vesting in 36 equal monthly installments thereafter.

(3)
Represents a grant of stock options to each NEO, each of which vests as to 25% of the shares on the one year anniversary of the respective grant date, with the remaining 75% vesting in 36 equal monthly installments thereafter.
(4)
Amounts shown represent the aggregate grant date fair value of stock options and RSUs granted to our NEOs and are calculated in accordance with ASC 718. See Summary Compensation Table footnote (1) for additional details. The fair value shown in the table may not be indicative of the value realized on the date the options are exercised or the RSUs vest due to variability in the share price of our common stock.

Outstanding Equity Awards at December 31, 2021

The following table sets forth information regarding outstanding equity awards held by each of our NEOs at December 31, 2021.

		Option Awards(1)						Stock Awards(1)(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)(1)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Richard Paulson, M.B.A.	03/05/2020	29,165	(3)	20,835	(3)	26.12	3/4/2030	—		—
	05/21/2020	16,400	(3)	—		19.11	5/20/2030	—		—
	05/03/2021	—		559,800		9.44	5/2/2031	373,200	(4)	2,399,676

Michael G. Kauffman, M.D., Ph.D.	09/03/2013	333,561	(5)	—		4.75	09/02/2023	—		—
	12/18/2013	50,000	(6)	—		23.66	12/17/2023	—		—
	01/15/2016	170,000		—		6.54	01/14/2026	—		—
	01/20/2017	250,000		—		10.39	01/19/2027	—		—
	01/24/2018	195,833		4,167		10.45	01/23/2028	—		—
	02/15/2019	163,766		67,434		9.21	02/14/2029	43,600		280,348
	02/05/2020	70,354		83,146		18.00	02/04/2030	42,900		275,847
	02/25/2021	—		153,500		14.56	2/24/2031	57,200		367,796

Michael Mason, M.B.A., C.P.A.	02/25/2019	106,250		43,750		5.06	02/24/2029	—		—
	02/05/2020	40,150		47,450		18.00	02/04/2030	24,450		157,214
	02/25/2021	—		59,968		14.56	2/24/2031	22,013		141,544
	06/01/2021	—		15,000		9.15	5/31/2031	5,500		35,365

Ran Frenkel, RPh.	11/19/2014	160,000		—		39.95	11/18/2024	—		—
	01/15/2016	75,000		—		6.54	1/14/2026	—		—
	01/20/2017	100,000		—		10.39	1/19/2027	—		—
	01/24/2018	58,750		1,250		10.45	1/23/2028	—		—
	02/15/2019	72,816		29,984		9.21	2/14/2029	19,350		124,421
	02/05/2020	27,775		32,825		18.00	2/4/2030	16,950		108,989
	02/25/2021	—		59,968		14.56	2/24/2031	22,013		141,544
								—		—
Sharon Shacham, Ph.D., M.B.A.	09/03/2013	377,803	(5)	—		4.75	09/02/2023	—		—
	12/18/2013	50,000	(6)	—		23.66	12/17/2023	—		—
	01/15/2016	170,000		—		6.54	01/14/2026	—		—
	01/20/2017	250,000		—		10.39	01/19/2027	—		—
	01/24/2018	195,833		4,167		10.45	01/23/2028	—		—
	02/15/2019	163,766		67,434		9.21	02/14/2029	43,600		280,348
	02/05/2020	70,354		83,146		18.00	02/04/2030	42,900		275,847
	02/25/2021	—		153,500		14.56	2/24/2031	57,200		367,796

Jatin Shah, M.D.	05/16/2017	70,000		—		9.96	5/15/2027	—		—
	01/24/2018	19,583		417		10.45	1/23/2028	—		—
	04/09/2018	22,916		2,084		12.00	4/8/2028	—		—
	02/15/2019	36,408		14,992		9.21	2/14/2029	9,700		62,371
	07/11/2019	15,527		10,173		7.61	7/10/2029	4,824		31,018
	02/05/2020	27,775		32,825		18.00	2/4/2030	16,950		108,989
	02/25/2021	—		59,968		14.56	2/24/2031	22,013		141,544

(1)
Unless otherwise specified: (a) all option and RSU awards were granted under our 2013 Plan, with the exception of Mr. Mason’s February 25, 2019 award, which was an Inducement Award, as defined below; (b) all option awards have a ten-year term; (c) all option awards vest over four years from the grant date, with 25% vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the next three years thereafter; and (d) all RSU awards vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date. In addition, the exercise price for all stock option awards set forth in this table is the fair market value of a share of our common stock on the date of grant.
(2)
Each RSU entitles the holder thereof to receive one share of our common stock for each RSU granted upon vesting. The market value is calculated by multiplying $6.43, the closing price of a share of our common stock on December 31, 2021, the last trading day of 2021, as reported on Nasdaq, by the number of unvested units.
(3)
This award was granted to Mr. Paulson for his service as a director in 2020.
(4)
Represents a new hire grant to Mr. Paulson that vests as to 25% of the shares on May 3, 2022, with the remaining 75% vesting in 36 equal monthly installments thereafter.
(5)
This award was granted under the Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”).
(6)
Pursuant to the terms of each of Drs. Kauffman and Shacham’s April 28, 2021 amended employment agreements, 90,000 shares underlying each of their stock option awards granted on December 18, 2013, were forfeited. In addition, 200,000 shares underlying each of Drs. Kauffman and Shacham’s stock option awards granted on January 19, 2015, were forfeited.

Option Exercises and Stock Vested in Fiscal 2021

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard Paulson, M.B.A.	—	—	—	—

Michael G. Kauffman, M.D., Ph.D.	—	—	36,100	563,099

Michael Mason, M.B.A., C.P.A.	—	—	8,150	131,826

Ran Frenkel, RPh.	—	—	15,325	238,642

Sharon Shacham, Ph.D., M.B.A.	—	—	36,100	563,099

Jatin Shah, M.D.	—	—	12,913	188,684

(1)
Value is calculated by multiplying the number of underlying shares by the closing price of a share of our common stock on the vesting date.

Employment, Severance and Change in Control Arrangements

We have entered into employment arrangements with each of our NEOs pursuant to which such NEOs are employed “at will,” meaning the executive or we may terminate the employment arrangement at any time. These agreements establish the NEO’s title, initial compensation arrangements, eligibility for benefits made available to employees generally and also provide for certain benefits upon termination of employment under specified conditions. On August 25, 2020, the Compensation Committee approved certain modifications to the benefits to be provided upon termination of employment for each of our NEOs other than Mr. Paulson. The following summarizes the termination benefits under our NEOs’ existing employment arrangements, as amended to date. Receipt of these termination benefits is subject to the NEO’s execution of a general release of claims.

Mr. Paulson

On April 28, 2021, we entered into the Paulson Employment Agreement, effective May 3, 2021. The agreement provides that in the event Mr. Paulson’s employment is terminated without cause or if Mr. Paulson resigns for good reason (as such terms are defined in his employment agreement) (other than within one year following the consummation of a change in control (as defined in his employment agreement)), Mr. Paulson will be entitled to receive:

•
18 months of base salary paid in accordance with our payroll procedures;

•
a lump sum payment of $400,000 if the termination occurs between May 3, 2021 and May 3, 2022 or a lump sum payment of $200,000 if the termination occurs between May 3, 2022 and May 3, 2023 (the “Milestone Payments”);
•
a lump sum pro-rated target bonus for the year in which the termination occurs;
•
an opportunity to enter into a consulting arrangement with the Company during which he will be compensated for services performed and any unvested equity awards granted by the Company will continue to vest; and
•
if Mr. Paulson elects to continue his and his eligible dependents’ participation in our medical and dental benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), we will pay the monthly premium to continue such coverage until the earlier of (a) 18 months from termination and (b) the time at which group healthcare coverage is provided to Mr. Paulson under another employer’s employee benefit plan.

In the event that Mr. Paulson’s employment is terminated without cause or if Mr. Paulson resigns for good reason within one year following the consummation of a change in control, in lieu of the above benefits, Mr. Paulson will be entitled to receive:

•
18 months of base salary paid in accordance with our payroll procedures;
•
the Milestone Payments;
•
a lump sum payment of 150% of his target annual bonus for the year in which the termination occurs; and
•
if Mr. Paulson elects to continue his and his eligible dependents’ participation in our medical and dental benefit plans pursuant to COBRA, we will pay the monthly premium to continue such coverage until the earlier of (a) 18 months from termination and (b) the time at which group healthcare coverage is provided to Mr. Paulson under another employer’s employee benefit plan.

Dr. Kauffman

On March 28, 2022, we entered into a Transition Agreement with Dr. Kauffman (the “Kauffman Transition Agreement”), which provides for Dr. Kauffman’s separation from employment as Senior Clinical Advisor on May 31, 2022 (the “Separation Date”). Pursuant to the Kauffman Transition Agreement, during the time between March 28, 2022 and the Separation Date (the “Transition Period”), Dr. Kauffman will continue to receive his current base salary (at an annualized rate of $388,125). As of the Separation Date, unless Dr. Kauffman resigns without good reason or we terminate his employment for cause (as such terms are defined in the Kauffman Transition Agreement), in each case prior to the Separation Date, and subject to Dr. Kauffman’s execution of an additional release of claims on his Separation Date, Dr. Kauffman will be entitled to receive the following severance benefits:

•
18 months of an annual base salary of $646,875 paid in accordance with our payroll procedures;
•
if Dr. Kauffman elects to continue his and his eligible dependents’ participation in our medical and dental benefit plans pursuant to COBRA, we will pay the monthly premiums to continue such coverage (including with respect to his Israeli health insurance) until the earlier of (a) 18 months from termination and (b) the time at which group healthcare coverage is provided to Dr. Kauffman under another employer’s employee benefit plan;
•
a pro-rated annual performance bonus for 2022, based on a target bonus of 50% of Dr. Kauffman’s base salary of $388,125; and
•
accelerated vesting as of the Separation Date of the unvested portions of Dr. Kauffman’s equity awards received prior to April 28, 2021 and, if such awards are stock options, they will remain exercisable until the earlier of March 1, 2025 and the expiration date of such stock option.

On April 28, 2021, we entered into the Kauffman Employment Agreement with Dr. Kauffman, effective May 3, 2021, pursuant to which Dr. Kauffman transitioned his role from Chief Executive Officer to Senior Clinical Advisor (the “Kauffman Employment Agreement”). The severance provisions in the Kauffman Employment Agreement were superseded by the terms of the Kauffman Transition Agreement, described above, as of March 28, 2022. The Kauffman

Employment Agreement provided that in the event Dr. Kauffman’s employment had been terminated without cause or if Dr. Kauffman had resigned for good reason (as such terms are defined in the Kauffman Employment Agreement), on or before May 3, 2023 (other than within the 12-month period following a change in control (as defined in the Kauffman Employment Agreement)), Dr. Kauffman would have been entitled to receive:

•
18 months of an annual base salary of $646,875 paid in accordance with our payroll procedures; and
•
if Dr. Kauffman elected to continue his and his eligible dependents’ participation in our medical and dental benefit plans pursuant to COBRA, we would have paid the monthly premiums to continue such coverage until the earlier of (a) 18 months from termination and (b) the time at which group healthcare coverage was provided to Dr. Kauffman under another employer’s employee benefit plan.

In the event that Dr. Kauffman’s employment had been terminated without cause or if Dr. Kauffman had resigned for good reason on or before May 2023 and within the 12-month period following a change in control, he would have received, in lieu of the benefits described above:

•
18 months of an annual base salary of $646,875 paid in accordance with our payroll procedures;
•
an amount equal to 150% of his target annual bonus amount for the year in which the termination occurred; and
•
if Dr. Kauffman elected to continue his and his eligible dependents’ participation in our medical and dental benefit plans pursuant to COBRA, we would have paid the monthly premiums to continue such coverage until the earlier of (a) 18 months from termination and (b) the time at which group healthcare coverage was provided to Dr. Kauffman under another employer’s employee benefit plan.

Lastly, pursuant to the terms of the Kauffman Employment Agreement, in the event that Dr. Kauffman’s employment had been terminated without cause or if Dr. Kauffman had resigned for good reason after May 3, 2023, Dr. Kauffman would have been entitled to receive a lump sum in the amount of $323,500 in lieu of the benefits described above.

Dr. Shacham

On March 28, 2022, we entered into a Transition Agreement with Dr. Shacham (the “Shacham Transition Agreement”), which provides for Dr. Shacham’s separation from employment as Chief Scientific Officer on the Separation Date. Pursuant to the Shacham Transition Agreement, during the Transition Period, Dr. Shacham will continue to receive her current base salary (at an annualized rate of $519,901). As of the Separation Date, unless Dr. Shacham resigns without good reason or we terminate her employment for cause (as such terms are defined in the Shacham Transition Agreement), in each case prior to the Separation Date, and subject to Dr. Shacham’s execution of an additional release of claims on her Separation Date, Dr. Shacham will be entitled to receive the following severance benefits:

•
18 months of an annual base salary of $519,901 paid in accordance with our payroll procedures;
•
if Dr. Shacham elects to continue her and her eligible dependents’ participation in our medical and dental benefit plans pursuant to COBRA, we will pay the monthly premiums to continue such coverage (including with respect to her Israeli health insurance) until the earlier of (a) 18 months from termination and (b) the time at which group healthcare coverage is provided to Dr. Shacham under another employer’s employee benefit plan;
•
a pro-rated annual performance bonus for 2022, based on a target bonus of 50% of Dr. Shacham’s base salary of $519,901; and
•
accelerated vesting as of the Separation Date of the unvested portions of Dr. Shacham’s equity awards received prior to April 28, 2021 and, if such awards are stock options, they will remain exercisable until the earlier of March 1, 2025 and the expiration date of such stock option.

In addition, pursuant to the terms of the Shacham Employment Agreement, as defined below, Dr. Shacham was eligible to receive annual equity grants on the same basis as our other executive officers. The Shacham Transition Agreement confirmed that in March 2022, Dr. Shacham would receive a grant of stock options to purchase 90,000 shares of our common stock and an RSU grant covering 60,000 shares of our common stock. These grants are not subject to the accelerated vesting provisions of the Shacham Transition Agreement described above.

Dr. Shacham has also entered into a consulting agreement with us to provide certain advisory and other consulting services to us from the Separation Date until May 31, 2023 unless earlier terminated by mutual consent or in accordance with its terms (the “Shacham Consulting Agreement”). We will pay Dr. Shacham an hourly consulting fee for her services under the Shacham Consulting Agreement for up to five hours per week. In addition, Dr. Shacham’s outstanding unvested equity awards will continue to vest, according to their terms, for so long as she provides services to us pursuant to the Shacham Consulting Agreement.

On April 28, 2021, we entered into an amended and restated employment agreement with Dr. Shacham, effective May 3, 2021, pursuant to which Dr. Shacham transitioned her role from President and Chief Scientific Officer to Chief Scientific Officer (the “Shacham Employment Agreement”). The severance provisions in the Shacham Employment Agreement were superseded by the terms of the Shacham Transition Agreement, described above, as of March 28, 2022. The Shacham Employment Agreement provided that in the event Dr. Shacham’s employment had been terminated without cause or if Dr. Shacham had resigned for good reason (as such terms are defined in the Shacham Employment Agreement) on or before January 1, 2024 (other than within the 12-month period following a change in control (as defined in the Shacham Employment Agreement)), Dr. Shacham would have been entitled to receive:

•
18 months of an annual base salary of $499,905 paid in accordance with our payroll procedures; and
•
if Dr. Shacham elected to continue her and her eligible dependents’ participation in our medical and dental benefit plans pursuant to COBRA, we would have paid the monthly premiums to continue such coverage until the earlier of (a) 18 months from termination and (b) the time at which group healthcare coverage was provided to Dr. Shacham under another employer’s employee benefit plan.

In the event that Dr. Shacham’s employment had been terminated without cause or if Dr. Shacham had resigned for good reason on or before January 1, 2024 and within the 12-month period following a change in control, Dr. Shacham would have been entitled to receive, in lieu of the benefits described above:

•
18 months of an annual base salary of $499,905 paid in accordance with our payroll procedures;
•
an amount equal to 150% of her target bonus for the year in which termination occurred; and
•
if Dr. Shacham elected to continue her and her eligible dependents’ participation in our medical and dental benefit plans pursuant to COBRA, we would have paid the monthly premiums to continue such coverage until the earlier of (a) 18 months from termination and (b) the time at which group healthcare coverage was provided to Dr. Shacham under another employer’s employee benefit plan.

Lastly, pursuant to the terms of the Shacham Employment Agreement, in the event that Dr. Shacham’s employment had been terminated without cause or if Dr. Shacham had resigned for good reason after January 1, 2024, Dr. Shacham would have been entitled to receive a lump sum payment in the amount of $150,000 in lieu of the benefits described above.

Messrs. Mason and Frenkel

We have entered into employment arrangements, as amended, with each of Mr. Mason and Mr. Frenkel, which contain severance provisions. In the event Messrs. Mason or Frenkel’s employment is terminated without cause or if they resign for good reason, in either case, prior to a change in control (as such terms are defined in their employment agreements), Messrs. Mason or Frenkel will be entitled to receive:

•
12 months of their respective annual base salary paid in accordance with our payroll procedures; and
•
if Messrs. Mason or Frenkel elect to continue their and their respective eligible dependents’ participation in our medical and dental benefit plans pursuant to COBRA, we will pay the monthly premiums to continue such coverage until the earlier of (a) 12 months from termination and (b) the time at which group healthcare coverage is provided to Messrs. Mason or Frenkel, as applicable, under another employer’s employee benefit plan.

In the event that Messrs. Mason or Frenkel’s employment is terminated without cause or if Messrs. Mason or Frenkel resign for good reason within one year following the consummation of a change in control, in addition to the above benefits, Messrs. Mason or Frenkel will also be entitled to a lump sum payment of 100% of their respective target annual bonus for the year in which the termination occurs.

Dr. Shah

Pursuant to the terms of Dr. Shah’s employment agreement in place during 2021 and through his resignation in February 2022, in the event Dr. Shah’s employment had been terminated without cause or if Dr. Shah had resigned for good reason, in either case, prior to a change in control (as such terms are defined in his employment agreement), Dr. Shah would have been entitled to receive:

•
12 months of his annual base salary paid in accordance with our payroll procedures; and
•
if Dr. Shah had elected to continue his and his eligible dependents’ participation in our medical and dental benefit plans pursuant to COBRA, we would have paid the monthly premiums to continue such coverage until the earlier of (a) 12 months from termination and (b) the time at which group healthcare coverage was provided to Dr. Shah under another employer’s employee benefit plan.

In the event that Dr. Shah’s employment had been terminated without cause or if Dr. Shah had resigned for good reason within one year following the consummation of a change in control, in addition to the above benefits, Dr. Shah would have also been entitled to a lump sum payment of 100% of his target annual bonus for the year in which the termination occurred.

Further, in connection with the termination of his employment as our Executive Vice President, Chief Medical Officer on February 18, 2022, the Company and Dr. Shah entered into a severance agreement (the “Shah Severance Agreement”). Pursuant to this agreement, Dr. Shah was entitled to receive:

•
12 months of his annual base salary paid in accordance to the Company’s payroll procedures; and
•
if Dr. Shah elects to continue his and his eligible dependents’ participation in our medical and dental benefit plans pursuant to COBRA, we will pay the monthly premiums to continue such coverage until the earlier of (a) February 18, 2023 and (b) the time at which group healthcare coverage is provided to Dr. Shah under another employer’s employee benefit plan.

In addition, on February 18, 2022, the Company entered into a consulting agreement with Dr. Shah pursuant to which Dr. Shah is entitled to consulting fees for advisory services to the Company until February 28, 2023 and continued vesting of his equity awards through the termination of the consulting agreement.

Potential Payments Upon Termination or Change Of Control

The table below sets forth the estimated amount of payments and other benefits each NEO would have been entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2021. The information is provided relative to the NEO’s termination or change of control policies or arrangements in place on such date. The values relating to vesting of stock options and RSU awards are based upon a per share fair market value of our common stock of $6.43, the closing price of a share of our common stock as reported on Nasdaq on December 31, 2021.

Name	Salary and Other Cash Payments ($)(1)	Bonus ($)(2)	Vesting of Stock Options ($)(3)	Vesting of RSUs ($)(4)	Health and Dental Benefits ($)		Total ($)
Richard Paulson, M.B.A.
Termination without cause or resignation for good reason other than in the context of a change in control	1,405,000	290,333	—	—	58,667		1,754,000
Termination without cause or resignation for good reason within 12 months following a change in control	1,405,000	653,250	—	2,399,676	58,667		4,516,593
Michael G. Kauffman, M.D., Ph.D.
Termination without cause or resignation for good reason other than in the context of a change in control	970,313	—	—	—	—	(5)	970,313
Termination without cause or resignation for good reason within 12 months following a change in control	970,313	485,156	—	923,991	—	(5)	2,379,460
Michael Mason, M.B.A., C.P.A.
Termination without cause or resignation for good reason other than in the context of a change in control	455,000	—	—	—	25,030		480,030
Termination without cause or resignation for good reason within 12 months following a change in control	455,000	182,000	59,938	334,122	25,030		1,056,090
Ran Frenkel, RPh.
Termination without cause or resignation for good reason other than in the context of a change in control	429,530	—	—	—	26,074		455,604
Termination without cause or resignation for good reason within 12 months following a change in control	429,530	172,000	—	374,953	26,074		1,002,557
Sharon Shacham, Ph.D., M.B.A.
Termination without cause or resignation for good reason other than in the context of a change in control	749,858	—	—	—	58,667		808,525
Termination without cause or resignation for good reason within 12 months following a change in control	749,858	374,929	—	923,991	58,667		2,107,445
Jatin Shah, M.D.
Termination without cause or resignation for good reason other than in the context of a change in control	458,000	—	—	—	26,074		484,074
Termination without cause or resignation for good reason within 12 months following a change in control	458,000	183,200	—	343,921	26,074		1,011,195

(1)
Amount represents the contractual amounts payable under the NEO’s employment agreement, as described above, assuming the NEO’s base salary in effect as of December 31, 2021. For Mr. Paulson, this amount also includes the applicable Milestone Payment of $400,000, as described above.

(2)
Amount represents the contractual amounts payable under the NEO’s employment agreement, as described above, assuming the NEO’s target bonus in effect as of December 31, 2021.
(3)
The amount shown in this column represents the difference between the exercise price of the accelerated unvested and outstanding options and the closing price assuming a $6.43 fair market value of a share of our common stock based on the reported closing price on Nasdaq on December 31, 2021. Any option with an exercise price of greater than $6.43 was assumed to be canceled for no consideration and, therefore, had no intrinsic value.
(4)
The amount shown in this column was calculated by multiplying the executive’s number of unvested RSU shares at December 31, 2021 scheduled to vest upon the specified event by $6.43, the fair market value of a single share of our common stock on December 31, 2021.
(5)
Dr. Kauffman does not separately participate in our health and dental insurance as the participation by Dr. Shacham, the spouse of Dr. Kauffman, covers Dr. Kauffman.

Actual payments made at any future date will fluctuate based on various factors, including salary and bonus levels, the vesting schedules of the various equity-based awards, and the price of our common stock at the time of termination or change of control. Further, as described above under “Employment, Severance and Change in Control Arrangements,” Dr. Shah departed the Company on February 18, 2022 and Drs. Kauffman and Shacham will be departing the Company on May 31, 2022. Each of Drs. Kauffman, Shacham and Shah are entitled to the following actual severance payments and benefits pursuant to the terms of their respective severance or transition agreement:

•
Pursuant to the Kauffman Transition Agreement, the maximum severance payments and benefits that may be paid to Dr. Kauffman in connection with his termination, are as follows: (i) the continuation of his base salary for 18 months, which is equal to cash payments of $970,313; (ii) the payment of monthly premiums for healthcare coverage under COBRA for up to 18 months, which is equal to cash payments of up to $58,667; (iii) a pro-rated annual performance bonus for 2022, based on a target bonus of 50% of Dr. Kauffman’s base salary of $388,125, which is equal to cash payments of $194,063, assuming a 100% score of our 2022 goals. In addition, the unvested portions of Dr. Kauffman’s equity awards received prior to April 28, 2021 will accelerate as of the Separation Date and, if such awards are stock options, they will remain exercisable until the earlier of March 1, 2025 and the expiration date of such stock option.
•
Pursuant to the Shacham Transition Agreement, the maximum severance payments and benefits that may be paid to Dr. Shacham in connection with her termination, are as follows: (i) the continuation of her base salary for 18 months, which is equal to cash payments of $779,852; (ii) the payment of monthly premiums for healthcare coverage under COBRA for up to 18 months, which is equal to cash payments of up to $58,667; (iii) a pro-rated annual performance bonus for 2022, based on a target bonus of 50% of Dr. Shacham’s base salary of $519,901, which is equal to cash payments of $259,951, assuming a 100% score of our 2022 goals. In addition, the unvested portions of Dr. Shacham’s equity awards received prior to April 28, 2021 will accelerate as of the Separation Date and, if such awards are stock options, they will remain exercisable until the earlier of March 1, 2025 and the expiration date of such stock option.
•
Pursuant to the Shah Severance Agreement, the maximum severance payments and benefits that may be paid to Dr. Shah in connection with his termination, are as follows: (i) the continuation of his base salary for 12 months, which is equal to cash payments of $458,000 and (ii) the payment of monthly premiums for healthcare coverage under COBRA for up to 12 months, which is equal to cash payments of up to $26,074.

CEO Pay Ratio

We are required by applicable SEC rules to disclose information about the relationship of the median of the annual total compensation of all our employees, excluding our Chief Executive Officer, and the annual total compensation of Richard Paulson, our President and Chief Executive Officer, as of December 31, 2021.

CEO Pay Ratio for 2021

•
The median of the annual total compensation of all our employees, excluding our Chief Executive Officer, was $213,593;

•
The annual total compensation of our Chief Executive Officer was $8,556,967, which represents an annualized amount in light of the Chief Executive Officer transition in May 2021; and
•
The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all our employees was 40 to 1.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

Methodology

The methodology used to identify the employee with compensation at the median of the annual total compensation of all our employees was based on the following:

•
For purposes of identifying our median employee, we considered the individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2021 (the “Determination Date”), whether employed on a full-time, part-time, or temporary basis. We did not include any contractors or other non-employee workers in our employee population. As of December 31, 2021, our global employee population consisted of 432 employees.
•
As permitted by SEC rules in identifying our median employee, we used the de minimis exemption. Pursuant to this exemption, we excluded seven employees in the following jurisdictions (number of employees excluded in parentheses): France (1), Germany (3), Italy (2), and the United Kingdom (1), which represent in the aggregate 1.6% of our global employee population. Thus, as of the Determination Date, our employee population consisted of 425 employees, excluding our Chief Executive Officer, with 400 located in the U.S. and 25 located in Israel.
•
To identify our median employee, we used a consistently applied compensation measure consisting of the actual base salary of our employees for the 12-month period from January 1, 2021 through December 31, 2021, actual bonus payouts for 2021 (including the corporate bonus plan and commissions paid under our sales incentive plan) and the grant date fair value of the equity awards granted to our employees during that period. We annualized the base salaries for all permanent employees who did not work for the entire measurement period.

We selected the foregoing compensation elements because they represented our principal broad-based compensation elements. Payments not made in U.S. dollars were converted to U.S. dollars using the applicable currency exchange rate in effect as of December 31, 2021. We did not make any cost-of-living adjustments.

Calculation

Using this approach, we selected the individual at the median of our employee population, who was a full-time employee based in the United States. We then calculated the actual annual total compensation for this individual using the same methodology we use for our NEOs to calculate their annual total compensation as set forth in the Summary Compensation Table.

As disclosed elsewhere in this proxy statement, our former Chief Executive Officer, Michael Kauffman, resigned from his position as Chief Executive Officer in May 2021 and Mr. Paulson, a former non-employee director, was appointed as our Chief Executive Officer. As permitted by Instruction 10 to Item 402(u), we elected to annualize the compensation of Mr. Paulson, who was serving as our Chief Executive Officer on the Determination Date. To annualize Mr. Paulson’s compensation we:

•
annualized his salary to $670,000 (from the $444,519 reported in the Summary Compensation Table); and
•
annualized his life and accidental death and dismemberment insurance premium to $480 (from the $320 reported in the Summary Compensation Table).

We did not annualize (i) Mr. Paulson’s one-time first of three sign-on bonus payments, as the full amount is already included in his 2021 compensation, (ii) Mr. Paulson’s stock and option awards, as the full grant date fair value of those new hire equity awards is already included in Mr. Paulson’s 2021 compensation, (iii) Mr. Paulson’s non-equity incentive plan compensation as his 2021 bonus amount was not pro-rated per the terms of the Paulson Employment Agreement, (iv) Mr. Paulson’s 401(k) plan matching contribution, as the contribution amount was the same for all other NEOs, and (v) the payment by the Company of Mr. Paulson’s legal expenses, as that was a one-time benefit with the full amount already included in his 2021 compensation.

As a newly-hired Chief Executive Officer, the grant date fair values of his new hire equity awards are higher than that of the equity awards that we expect he will receive on an annual basis going forward. In addition, as required by SEC rules, his 2021 salary includes $23,846 in cash retainer fees he received for serving as a non-employee member of our Board.

The pay ratio above is a reasonable estimate calculated in a manner consistent with the SEC rules. The SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, and the pay ratio reported by other companies may not be comparable to our pay ratio. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

PROPOSAL 3:

APPROVAL OF THE KARYOPHARM THERAPEUTICS INC. 2022 EQUITY INCENTIVE PLAN

Why We Are Requesting Stockholder Approval of the 2022 Equity Incentive Plan

We are asking stockholders to approve the Karyopharm Therapeutics Inc. 2022 Equity Incentive Plan (the “2022 Plan”). Our Board believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. Central to these objectives is our equity-based compensation program, which is consistent with our compensation philosophy and the compensatory practice of other pharmaceutical companies in our peer group and other companies that we compete with for talent. We and our Board understand that our equity-compensation needs must be balanced against the dilutive effect of such programs on our stockholders. To that end, and based on careful weighing of the considerations, as more fully described below, on April 4, 2022, upon the recommendation of the Compensation Committee, and subject to stockholder approval, the Board adopted the 2022 Plan.

The 2022 Plan is intended to replace our 2013 Plan, which will expire by its terms on October 21, 2023. We intend to utilize the 2022 Plan as we have utilized the 2013 Plan – specifically, to grant equity awards to our existing employees, non-employee directors, consultants and advisors in order to retain and award those who are critical to our success. While the 2013 Plan will have more than a year left in its term as of the Annual Meeting, the number of shares remaining available for issuance under the 2013 Plan is insufficient to meet these equity compensation needs, thus impeding our ability to properly compensate, motivate, incent and retain our employees and other service providers.

Our Compensation Committee determined the requested number of shares for our 2022 Plan based on projected annual equity awards to employees and our non-employee directors, employee recognition and promotion awards, and an assessment of the magnitude of increase that our stockholders would likely find acceptable. If stockholders approve the 2022 Plan, subject to adjustment in the event of stock splits and other similar events, awards may be made under the 2022 Plan for up to a number of shares of common stock equal to the sum of: (i) 4,100,000 shares of common stock; and (ii) such additional number of shares of common stock (up to 14,231,243) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under the 2013 Plan that remain available for grant immediately prior to the date that the 2022 Plan is approved by the Company’s stockholders and (y) the number of shares of common stock subject to awards granted under our 2010 Plan and our 2013 Plan that are outstanding as of such date which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options to any limitations under the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”)).

The proposed 2022 Plan does not include an evergreen provision (which the 2013 Plan contains) and we include several features that are consistent with protecting the interests of our stockholders and sound corporate governance practices, as described below. Upon the expiration of the 2013 Plan, all then outstanding awards under the 2013 Plan will remain in effect, but no additional awards may be made under the 2013 Plan. If the stockholders approve the 2022 Plan at the Annual Meeting, then we will not grant any new awards under the 2013 Plan after the Annual Meeting, however, awards outstanding under the 2013 Plan will remain in effect. If stockholders do not approve the 2022 Plan, the 2013 Plan will remain in effect pursuant to its terms, including the addition of 1,939,393 shares on January 1, 2023 under the current evergreen provision of the 2013 Plan, representing 2,160,607 fewer shares of common stock as compared to the proposed share pool request of 4,100,000 under the 2022 Plan.

We have for the past four years relied on the inducement grant exception under Nasdaq Listing Rule 5635(c)(4) to grant nonstatutory stock options and/or RSUs (“Inducement Awards”) to all of our newly hired full-time employees who are eligible under the Nasdaq rules to receive such grants. In furtherance of this approach and because the shares available for issuance under the 2013 Plan have been (and continue to be) insufficient to meet our needs, in February 2022, our Board approved the Karyopharm Therapeutics Inc. 2022 Inducement Stock Incentive Plan (the “2022 Inducement Plan”), initially reserving 850,000 shares for issuance thereunder for Inducement Awards to be granted to newly hired full-time employees. The 2022 Inducement Plan will remain in effect even if the 2022 Plan is approved. In addition, in part because a significant portion of the shares initially approved for issuance under the 2022 Inducement Plan were granted to three critical high-level new hires in early 2022, we currently anticipate the need to increase the number of shares available for issuance under the 2022 Inducement Plan later this year by up to 850,000 shares in order to be able to grant competitive, market-driven equity awards to newly hired full-time employees based on our current growth projections and employee turnover, particularly in the current unprecedented employment market. Any actual future increase in the shares of common stock available under the 2022 Inducement Plan will depend on our hiring rate, stock price and market necessities.

The following table includes information regarding all of our outstanding equity awards (under all of our equity-based compensation plans under which shares of common stock may be issued, other than our Employee Stock Purchase Plan) and shares available for future awards under the 2013 Plan and 2022 Inducement Plan as of March 31, 2022 (assuming the 2022 Plan was approved as of such date):

Number of outstanding options as of March 31, 2022	13,477,042
Weighted average exercise price of outstanding options	$12.01
Weighted average remaining contractual term of outstanding options	7.1 years
Number of outstanding RSUs as of March 31, 2022	3,798,127
Shares available under the 2013 Plan as of March 31, 2022	583,809
Shares available under the 2022 Inducement Plan as of March 31, 2022	473,800
Shares requested for approval pursuant to the 2022 Plan	4,100,000
Estimated total number of shares available for issuance under all plans as of March 31, 2022	5,157,609
Number of shares of common stock outstanding as of March 31, 2022	79,417,743

As of March 31, 2022, there were no outstanding shares of restricted stock, no stock appreciation rights (“SAR”), nor any other stock-based awards.

We expect that the proposed share pool under the 2022 Plan will allow us to continue to grant equity awards (other than to newly hired employees who will receive grants under the 2022 Inducement Plan to the extent eligible) at our historic rates for approximately one year, but the actual duration of the share pool may vary based on changes in participation and the Company’s stock price.

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. If the 2022 Plan is not approved by our stockholders, we will not be able to make long-term equity incentive awards that are sufficient to meet our needs and, in any case, the 2013 Plan will expire on October 21, 2023. The inability to make competitive equity awards to retain talented employees in a highly competitive market could have an adverse impact on our business. Further, if the 2022 Plan is not approved, we could be forced to increase cash compensation, which will reduce the resources we have allocated to meeting our business needs and objectives. Therefore, the approval of the 2022 Plan is vital to our future success.

For purposes of this proposal and except where the context otherwise requires, the term “Company” and similar terms shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board.

Accordingly, our Board believes approval of the 2022 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2022 Plan.

The remainder of this Proposal 3 includes:

•
Highlights of the 2022 Plan;
•
Reasons Why Stockholders Should Approve the 2022 Plan;
•
Information Regarding Overhang and Dilution; and
•
Description of the 2022 Plan.

Highlights of the 2022 Plan

The 2022 Plan includes several features that are consistent with protecting the interests of our stockholders and sound corporate governance practices. These features are highlighted below, and are more fully described in the summary of the 2022 Plan further below in this proposal as well as in the copy of the proposed 2022 Plan in Appendix A to this Proxy Statement.

No Evergreen. The 2022 Plan does not include an “evergreen” or other provision that provides for automatic increases in the number of shares available for grant under the plan and therefore any increase to the maximum share reserve in the 2022 Plan is subject to approval by our stockholders allowing our stockholders to have a say in our equity compensation programs.

Minimum Vesting Provisions. Minimum vesting provisions of one year generally apply to all awards to participants, with the exception of awards for up to 5% of the shares of stock reserved under the 2022 Plan.

Clawback Policy. Awards to certain officers will be subject to clawback in the event that we are required to prepare an accounting restatement due to material noncompliance with financial statement requirements.

No Automatic Vesting of Awards on a Change in Control Event. The 2022 Plan does not provide for the automatic vesting of awards in connection with a change in control event. Instead, the 2022 Plan includes “double trigger” acceleration, pursuant to which options, RSU awards and restricted stock awards will become fully vested and nonforfeitable if the holder of such award is terminated without cause or resigns for good reason within the one year following the change in control event.

No liberal share recycling. The 2022 Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a SAR, and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

No Repricing of Awards. The 2022 Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.

No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.

No Reload Options or SARs. No options or SARs granted under the 2022 Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

No Dividend Equivalents on Options or SARs. No options or SARs granted under the 2022 Plan may provide for the payment or accrual of dividend equivalents.

Dividends and Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, RSUs or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.

Limit on Non-Employee Director Compensation. The maximum aggregate amount of cash earned or paid and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director in any calendar year may not exceed $750,000 in the case of an incumbent director. However, such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment. Exceptions to these limitations may only be made by our Board in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.

Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment of the 2022 Plan that would (i) materially increase the number of shares authorized (other than as provided under the 2022 Plan with respect to certain corporate events or substitute awards), (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

Administered by an Independent Committee. The 2022 Plan is administered by the Compensation Committee, as delegated by our Board. The Compensation Committee is made up entirely of independent directors.

Reasons Why Stockholders Should Approve the 2022 Plan

Incents, Retains and Motivates Talent. It is critical to our success that we incent, retain and motivate the best talent in what is a tremendously competitive labor market. Our equity-based compensation program has always been and will continue to be a key component in our ability to pay market-competitive compensation to our employees.

Broad-based Eligibility for Equity Awards. Our equity incentive program is broad-based, with all eligible employees in good standing receiving equity annually as part of our annual performance review based upon level, performance and contribution. Furthermore, since our Board typically grants awards to employees that generally vest over a four-year period, employees must generally remain with us in order to realize the potential benefits of their equity awards.

Aligns with our Pay-for-Performance Compensation Philosophy. We believe that equity-based compensation is fundamentally performance-based. As the value of our stock appreciates, our employees receive greater compensation at the same time that our stockholders are receiving a greater return on their investment. Conversely, if the stock price does not appreciate following the grant of an equity award, then our employees would not receive any compensation in respect of stock options and would receive lower compensation than intended in respect of RSUs.

Aligns Employee and Director Interests with Stockholder Interests. Providing our employees and non-employee directors with compensation in the form of equity directly aligns the interests of those employees and directors with the interests of our stockholders. If the 2022 Plan is approved by stockholders, we will be able to continue granting equity-based incentives that foster this alignment between our employees and non-employee directors and our stockholders.

Consistent with Stockholder Interests and Sound Corporate Governance. As described under the heading “Highlights of the 2022 Plan” and more thoroughly below, the 2022 Plan was purposefully designed to include features that are consistent with the interests of our stockholders and sound corporate governance.

Information Regarding Overhang and Dilution

In developing our share request for the 2022 Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate”.

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the number of shares of common stock outstanding. As of March 31, 2022, there were 17,275,169 shares underlying all equity awards outstanding, 583,809 shares available for future awards under the 2013 Plan, 473,800 shares available for future awards under the 2022 Inducement Plan and 79,417,743 shares of common stock outstanding. Accordingly, our overhang at March 31, 2022 was 23.1%. If the 4,100,000 shares proposed to be authorized for grant under the 2022 Plan are included in the calculation, our overhang on March 31, 2022 would have been 28.2%.

We recognize that this overhang is above the 50th percentile of our peer group, however we note that during 2021 and through March 31, 2022, we made a number of key executive hires, including a new Chief Executive Officer, Chief Commercial Officer, and seven senior vice presidents, the majority of which followed our announcement in May 2021 that the Company’s founders, Drs. Shacham and Kauffman, were transitioning out of the Company, and all of whom are critical to our future success. These important hires resulted in a significant depletion of our 2013 Plan and the grant of Inducement Awards covering an aggregate of 1,705,500 shares of common stock (either outside of or under the 2022 Inducement Plan) and all of which are included in the overhang calculations above. Further, we expect to grant Inducement Awards with respect to an aggregate of 305,000 shares of common stock to a new Chief Medical Officer as well as another key executive-level employee who are both expected to join the Company in the near-term, again, all of which are included in the overhang calculations above. Without these market-competitive equity-based incentives, we would not have been able to recruit these talented individuals to Karyopharm and to position the Company for future success.

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2021, 2020 and 2019 calendar years as well as an average over those years.

Calendar Year	Awards Granted (#)	Basic Weighted Average Number of Shares of Common Stock Outstanding (#)	Gross Burn Rate (1)
2021	5,309,278	75,217,760	7.06%
2020	4,398,540	72,044,187	6.11%
2019	4,391,360	61,955,420	7.09%
Three-Year Average	4,699,726	69,739,122	6.74%

(1)
“Gross burn rate” is defined as the number of equity awards granted in the year divided by the basic weighted average number of shares of common stock outstanding.

Finally, in developing the share request for the 2022 Plan, we considered that, as of March 31, 2022, 82% of our outstanding stock options had an exercise price greater than our stock price on March 31, 2022 and therefore had no intrinsic value. Thus, a significant portion of the outstanding equity awards that we have granted are not in fact currently serving to retain employees, exacerbating our equity compensation needs. With the unprecedented competition for talent in the current marketplace, we need to be able to offer market-competitive equity awards to existing employees through annual equity grants and employee recognition, retention and promotion grants.

Description of the 2022 Plan

The following is a brief summary of the 2022 Plan, a copy of which is attached as Appendix A to this proxy statement. References to our Board in this summary shall include the Compensation Committee or any similar committee or sub-committee or the officers of the Company to the extent that the Board’s powers or authority under the 2022 Plan have been delegated to such committee or officers, in accordance with the 2022 Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules

The 2022 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, SARs, restricted stock, RSUs, other stock-based awards and cash awards as described below (collectively, “awards”).

Subject to adjustment in the event of stock splits, stock dividends and other similar events, awards may be made under the 2022 Plan (any or all of which awards may be in the form of incentive stock options) for up to a number of shares of common stock equal to the sum of: (i) 4,100,000 shares of our common stock; and (ii) such additional number of shares of common stock (up to 14,231,243) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under the 2013 Plan that remain available for grant immediately prior to the date that the 2022 Plan is approved by the Company’s stockholders and (y) the number of shares of common stock subject to awards granted under our 2010 Plan and our 2013 Plan that are outstanding as of such date which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options to any limitations under the Code). Shares of common stock issued under the 2022 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

The 2022 Plan provides that the maximum aggregate amount of cash and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in any calendar year may not exceed $750,000 in the case of an incumbent director. However, such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment. Moreover, fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense will not count against this limit. Exceptions to this limitation may only be made by our Board in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation. This limitation does not apply to cash or awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.

For purposes of counting the number of shares available for the grant of awards under the 2022 Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that an RSU award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the 2022 Plan. In addition, if we grant a SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised (“tandem SAR”), only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2022 Plan.

Shares covered by awards under the 2022 Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of a SAR or an RSU that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the 2022 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards under the 2022 Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the 2022 Plan. Shares repurchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards under the 2022 Plan.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board may grant awards under the 2022 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our Board determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the 2022 Plan. No such substitute awards shall count against the overall share limit, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options. A participant who is awarded an option receives the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the award agreement. An option that is not intended to be an “incentive stock option” is a “non-statutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to participants who hold more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2022 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to participants who hold greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries).

The 2022 Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable award agreement or approved by our Board, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable award agreement or approved by our Board, and subject to certain conditions, by delivery to us (either by actual delivery or attestation) of shares of common stock owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable non-statutory stock option award agreement or approved by our Board, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable award agreement or approved by our Board, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the 2022 Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the 2022 Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. A participant who is awarded a SAR receives, upon exercise, a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The 2022 Plan provides that the measurement price of a SAR may not be less than 100% of the fair market value of our common stock on the date the SAR is granted (provided, however, that if our Board approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the 2022 Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the 2022 Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2022 Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the 2022 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2022 Plan) and grant in substitution therefor new awards under the 2022 Plan (other than certain substitute awards issued in connection with a merger or consolidation of an entity with us or an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the 2022 Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market or any other exchange or marketplace on which the Company’s stock is listed or traded.

Restricted Stock Awards. A participant who is granted a restricted stock award is entitled to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on unvested dividends.

Restricted Stock Unit Awards. A participant who is granted an RSU award is entitled to receive shares of our common stock, or cash equal to the fair market value of such shares or a combination thereof, to be delivered at the time such award vests or on a deferred basis pursuant to the terms and conditions established by our Board. Our Board may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. An RSU award agreement may provide the applicable participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded. No interest will be paid on dividend equivalents.

Other Stock-Based Awards. Under the 2022 Plan, our Board may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our Board may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the 2022 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our Board may determine. The award agreement of an other stock-based award may provide the participant who receives that award of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded. No interest will be paid on dividend equivalents.

Cash Awards. Under the 2022 Plan, the Board has the right to grant cash-based awards including awards subject to performance conditions.

Performance Conditions. Awards under the 2022 Plan may be made subject to the achievement of performance goals. Our Board may specify that the degree of granting, vesting and/or payout of any award subject to performance-based vesting conditions will be subject to the achievement of one or more of the following performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board): (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return or stock price; (xii) other comparable measures of financial and operational performance; and/ or (xiii) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures will be adjusted to exclude any one or more of: (I) extraordinary items; (II) gains or losses on the dispositions of discontinued operations; (III) the cumulative effects of changes in accounting principles; (IV) the write-down of any asset; (V) fluctuation in foreign currency exchange rates; (VI) charges for restructuring and rationalization programs; (VII) non-cash, mark-to-market adjustments on derivative instruments; (VIII) amortization of purchased intangibles; (IX) the net impact of tax rate changes; (X) non-cash asset impairment charges; (XI) gains on extinguishment of the tax receivable agreement; and (XII) any other factors as the Board may determine. Such performance measures: (A) may vary by participant and may be different for different awards; (B) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (C) may cover such period as may be specified by the Board. The Board will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Our Board may adjust the cash or number of shares payable pursuant to a performance award, and the Board may, at any time, waive the achievement of the applicable performance measures. Notwithstanding its designation as a performance award, no option or SAR will provide for the payment or accrual of dividend equivalents, any dividends declared and paid by the Company with respect to shares of restricted stock will be subject to the same dividend rules for restricted stock awards not designated as a performance award and any right to receive dividend equivalents on an award of RSUs and other stock-based awards will be subject to the same dividend equivalent rules for such awards that are not designated as a performance award.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the 2022 Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code and incentive stock options, our Board may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any such permitted transfer until such time as the permitted transferee has, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Stockholder; Clawback

No participant or designated beneficiary shall have any rights as a stockholder with respect to any shares of common stock to be distributed with respect to an award granted under the 2022 Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the 2022 Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

Plan Benefits

As of March 31, 2022, approximately 603 persons were eligible to receive awards under the 2022 Plan, including five of the six NEOs who are current employees, three other executive officers who are not NEOs (all of whom are also current employees), 426 employees (excluding NEOs and other executive officers), seven non-employee directors (excluding our President and Chief Executive Officer who is an executive officer), 152 consultants and ten advisors (excluding consultants).

On March 31, 2022 the last reported sale price of our common stock on the Nasdaq Stock Market was $7.37.

New Plan Benefits Table

The granting of awards under the 2022 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group, other than as set forth below. We are obligated to grant each of our non-employee directors an option to purchase 23,900 shares in 2022 under the terms of our Non-Employee Director Compensation Policy. Based upon our current Non-employee Director Compensation Policy, future awards of options to purchase shares will be made to non-employee directors in years subsequent to 2022.

If our stockholders do not approve the 2022 Plan, we will grant the options to the non-employee directors under the 2013 Plan.

Name and Position	Dollar Value	Number of Shares of Common Stock Underlying Option Awards
Richard Paulson, M.B.A.	—	—
Michael G. Kauffman, M.D., Ph.D.	—	—
Michael Mason, M.B.A., C.P.A.	—	—
Ran Frenkel, RPh.	—	—
Sharon Shacham, Ph.D., M.B.A.	—	—
Jatin Shah, M.D.	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group(1)	—	167,300
All employees, including all current officers who are not executive officers, as a group	—	—

(1)
Represents the annual stock option award to purchase shares of common stock to be granted in 2022 to each non-employee director. Under our Non-Employee Director Compensation Policy, each non-employee director will receive an annual stock option award of 23,900 shares on the date of our annual shareholder meeting. The value of a stock option to be granted under this policy will be determined using the same method we use to calculate the grant-date fair value of share options in our financial statements included in our 2021 Annual Report. Excludes (i) options that the non-employee directors will be entitled to receive under our Non-employee Director Compensation Policy for subsequent years following 2022 and (ii) any discretionary awards that any non-employee director may be awarded under the 2022 Plan.

Administration

The 2022 Plan will be administered by our Board. Our Board has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2022 Plan that it deems advisable and to construe and interpret the provisions of the 2022 Plan and any award agreements entered into under the 2022 Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the 2022 Plan or any award. All actions and decisions by our Board with respect to the 2022 Plan and any awards made under the 2022 Plan will be made in our Board’s discretion and will be final and binding on all persons having or claiming any interest in the 2022 Plan or in any award.

Pursuant to the terms of the 2022 Plan, our Board may delegate any or all of its powers under the 2022 Plan to one or more committees or subcommittees of our Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2022 Plan. Awards granted to non-employee directors must be granted and administered by a committee of the Board, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

Subject to any requirements of applicable law, the Board may delegate to one or more officers the power to grant awards (subject to any limitations under the 2022 Plan) to employees or officers and to exercise such other powers under the 2022 Plan as the Board may determine, provided that the Board shall fix the terms of awards to be granted by such officers, the maximum number of shares subject to awards that the officers may grant, and the time period in which such awards may be granted; and provided further, that no officer shall be authorized to grant awards to any “executive officer” (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, or to any “officer” (as defined by Rule 16a-1(f) under the Exchange Act).

Subject to applicable limitations contained in the 2022 Plan, the Board, the Compensation Committee, or any other committee or subcommittee or officer to whom the Board has delegated authority pursuant to the 2022 Plan, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Except as otherwise provided in the 2022 Plan, each award under the 2022 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board need not treat participants uniformly. Our Board will determine the effect on an award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award.

The Board may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be. Subject to the preceding sentence, no award under the 2022 Plan shall vest earlier than the first anniversary of its date of grant, unless such award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant; provided, that, such limitation will not apply to awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the 2022 Plan.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board, to (i) the number and class of securities available under the 2022 Plan, (ii) the share counting rules set forth in the 2022 Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award. In the event we effect a split of our common stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a participant who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of common stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2022 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board’s approval) arising out of any act or omission to act concerning the 2022 Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards. Except as otherwise provided under the 2022 Plan with respect to repricing outstanding stock options or SARs and with respect to actions requiring stockholder approval, our Board may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a non-statutory stock option, provided that the participant’s consent to any such action will be required unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2022 Plan or the change is otherwise permitted under the terms of the 2022 Plan in connection with certain corporate events.

Reorganization Events

The 2022 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the 2022 Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Provisions Applicable to Awards Other than Restricted Stock. Under the 2022 Plan, if a reorganization event occurs, our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our Board determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, provided, that if the Acquisition Price per share (as determined by our Board) does not exceed the exercise price of the award, then the award will be canceled without any payment of consideration, (5) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing.

Our Board is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain RSU awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement or as otherwise specified in the 2022 Plan. Our Board, with reasonable notice to participants holding options or SARs, may impose a limitation on the ability these participants to exercise their awards for the minimum number of days prior to the closing of the reorganization event as is reasonably necessary to facilitate the orderly closing of the reorganization event.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Change in Control Events

The 2022 Plan contains provisions addressing the consequences of any change in control event. A change in control event is defined under the 2022 Plan as: (A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), referred to herein as a Person, of beneficial ownership of any of our capital stock if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, referred to herein as the Outstanding Company Voting Securities; provided, however, that for the purposes of the preceding provision, the following acquisitions shall not constitute a change in control event: (1) any acquisition directly from us or (2) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; or (B) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the board of directors a successor corporation to us), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the 2022 Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; or (C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving us or a sale or other disposition of all or substantially all of our assets of us (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination and (y) no Person beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or (D) our liquidation or dissolution.

Provisions Applicable to Options. Notwithstanding the provisions with respect to the treatment of the options in a reorganization event, except to the extent specifically provided to the contrary in an award agreement or any other agreement between a participant and us, each option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the change in control event, the participant’s employment with us or the acquiring or succeeding corporation is terminated for “good reason” by the participant or is terminated without “cause” (each, as defined below) by us or the acquiring or succeeding corporation.

Provisions Applicable to Restricted Stock. Notwithstanding the provisions with respect to the treatment of the restricted stock in a reorganization event, except to the extent specifically provided to the contrary in an award agreement or any other agreement between a participant and us, each restricted stock award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the change in control event, the participant’s employment with us or the acquiring or succeeding corporation is terminated for “good reason” by the participant or is terminated without “cause” by us or the acquiring or succeeding corporation.

Provisions Applicable to RSUs. Notwithstanding the provisions with respect to the treatment of the RSUs in a reorganization event, except to the extent specifically provided to the contrary in an award agreement or any other agreement between a participant and us, each RSU that vests solely based on continued service shall become immediately vested in full and free from forfeiture if, on or prior to the first anniversary of the date of the consummation of the change in control event, the participant’s employment with us or the acquiring or succeeding corporation is terminated for “good reason” by the participant or is terminated without “cause” by us or the acquiring or succeeding corporation.

Provisions Applicable to SARs and Other Stock-Based Awards. The Board may specify in an award at the time of the grant the effect of a change in control event on any SAR or other stock-based award.

Under the 2022 Plan, “good reason” means the occurrence of any of the following without the participant’s prior written consent: (A) any change in the participant’s position, title or reporting relationship with us from and after such reorganization event or change in control event that diminishes in any material respect the authority, duties or responsibilities of the participant as in effect immediately preceding the reorganization event or change in control event, as the case may be; provided, however, that a change in the participant’s title or reporting relationship solely due to the us becoming a division, subsidiary or other similar part of a larger organization following a reorganization event or change in control event shall not by itself constitute “good reason”; or (B) any material reduction in the participant’s annual base compensation from and after such reorganization event or change in control event, as the case may be. Notwithstanding the foregoing, “good reason” shall not be deemed to have occurred unless (x) the participant provides us with written notice that the participant intends to terminate employment for one of the grounds set forth in subsections (A) or (B) within 60 days of such ground arising, (y) if such ground is capable of being cured, we have failed to cure such ground within a period of 30 days from the date of such written notice, and (z) the participant terminates employment within six months from the date that “good reason” first occurs.

Under the 2022 Plan, “cause” means the occurrence of any of the following: (A) the participant’s willful failure to perform in any material respect the participant’s material duties or responsibilities for us, which is not cured within 30 days of written notice thereof to the participant from us; (B) repeated unexplained or unjustified absence from us inconsistent with the participant’s duties and responsibilities for us, which continues without explanation or justification after written notice thereof to the participant from us; (C) the participant’s willful misconduct that causes material and demonstrable monetary or reputational injury to us, including, but not limited to, misappropriation or conversion of our assets (other than non-material assets); or (D) the conviction of the participant of, or the entry of a plea of guilty or nolo contendere by the participant to, any crime involving moral turpitude or any felony.

Provisions for Foreign Participants

The Board may establish one or more sub-plans under the 2022 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the 2022 Plan containing any limitations on the Board’s discretion under the 2022 Plan and any additional terms and conditions not otherwise inconsistent with the 2022 Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the 2022 Plan, but each supplement will only apply to participants within the affected jurisdiction.

Withholding

The participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before we will deliver stock certificates or otherwise recognize ownership of common stock under an award. We may elect to satisfy the withholding obligations through additional withholding on salary or wages. If we elect not to or cannot withhold from other compensation, the participant must pay us the full amount, if any, required for withholding or have a broker tender to us cash equal to the withholding obligations. Payment of withholding obligations is due before we will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price, unless we determines otherwise. If provided for in an award or approved by the Board, a participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of common stock, including shares retained from the award creating the tax obligation, valued at their fair market value. However, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed our minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that we are able to retain shares of common stock having a fair market value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or we are withholding in a jurisdiction that does not have a statutory minimum withholding tax, we may retain such number of shares (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax) as we shall determine to be necessary to satisfy the tax liability associated with any award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Amendment or Termination

If we receive stockholder approval of the 2022 Plan, no award may be granted under the 2022 Plan after May 18, 2032, but awards previously granted may extend beyond that date. Our Board may amend, suspend or terminate the 2022 Plan or any portion of the 2022 Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which we maintain our primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which we maintain our primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the 2022 Plan materially increasing the number of shares authorized under the plan (other than as provided under the 2022 Plan with respect to certain corporate events or substitute awards), expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until our stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2022 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the 2022 Plan at the time the amendment is adopted, provided that our Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2022 Plan. No award will be made that is conditioned on stockholder approval of any amendment to the 2022 Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

If stockholders do not approve the 2022 Plan, the 2022 Plan will not go into effect, and we will not grant any awards under the 2022 Plan. In this event, the Board will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2022 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options. A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the shares or common stock are delivered with respect to the RSUs (which may be upon vesting or may be at a later date), the participant will have income on the date of delivery in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the delivery date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 2022 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE KARYOPHARM THERAPEUTICS INC. 2022 EQUITY INCENTIVE PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information as of December 31, 2021 regarding shares of common stock that may be issued under our equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	11,194,245		$13.36	2,129,216
Equity compensation plans not approved by security holders(2)	3,284,104		$11.32	2,275,082
Total	14,478,349	(3)	$12.69	4,404,298

(1)
Includes 11,194,245 shares to be issued pursuant to outstanding awards under the 2013 and 2010 Plans. As of December 31, 2021, there were 1,819,521 shares available for issuance under the 2013 Plan and 309,695 shares available for issuance under the 2013 ESPP.
(2)
Includes shares of common stock issuable upon exercise of outstanding stock options granted pursuant to the Nasdaq inducement grant exception as a component of employment compensation for employees. The inducement grants were approved by our Compensation Committee and were made as an inducement material to employees entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).
(3)
Includes 12,177,700 shares of common stock issuable upon the exercise of outstanding options and 2,300,649 shares of common stock issuable upon the vesting of RSUs. The weighted average exercise price for the outstanding options was $12.69 and the weighted average remaining contractual term was 6.6 years.

In February 2022, we adopted the 2022 Inducement Plan, pursuant to which we may grant stock options, restricted stock, restricted stock units and other stock-based awards to persons who (a) were not previously an employee or director or (b) are commencing employment with us following a bona fide period of non-employment, in either case, as an inducement material to such person’s entry into employment with us and in accordance with the requirements of Nasdaq Listing Rule 5635(c)(4). Neither consultants nor advisors are eligible to participate in the plan. The number of shares of common stock that may be issued under the plan is 850,000. Such plan was not adopted by our stockholders. The plan is administered by our board of directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since January 1, 2019, we have engaged in the following transactions with our directors and executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and such 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Related Person Transactions

Severance and Change in Control Agreements

See the “Executive Compensation—Employment, Severance and Change in Control Arrangements” section of this proxy statement for a further discussion of these arrangements.

Indemnification of Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director. In addition, we have entered into indemnification agreements with each of our directors that that require us, among other things, to indemnify each director for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors. See the “Corporate Governance—Limitation of Liability and Indemnification” section of this proxy statement for a further discussion of these arrangements.

Consulting Arrangements

We are party to a consulting agreement with Tami Rashal, who is the sister of Dr. Sharon Shacham, our Chief Scientific Officer and sister-in-law of Dr. Michael Kauffman, a director of the Company until March 2022. Ms. Rashal provides us with services related to medical reviews as part of our clinical development program. Pursuant to the terms of this agreement, we paid to Ms. Rashal an aggregate of $210,325 and $230,650 during 2021 and 2020, respectively.

Policies and Procedures for Related Person Transactions

Our Board has adopted a Related Person Transaction Policy for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer. The policy calls for the proposed related person transaction to be identified, reviewed and, if deemed appropriate, approved by the Audit Committee of our Board. Whenever practicable, the reporting, review, and approval will occur prior to effectiveness or consummation of the related person transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•
the related person’s interest in the related person transaction, including the related person’s position(s) or relationship(s) with, or ownership in, a firm, corporation or other entity that is a party to, or has an interest in, the related person transaction;
•
the approximate dollar value involved in the related person transaction;
•
the approximate dollar value of the related person’s interest in the related person transaction without regard to the amount of any profit or loss;
•
whether the related person transaction was undertaken in the ordinary course of our business;
•
whether the terms of the related person transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits to us of, the transaction; and
•
any other information regarding the related person transaction or the related person in the context of the proposed related person transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the company receiving payment under the transaction; and
•
a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers or directors shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

PROPOSAL 4:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, and the Board has directed that management submit the appointment of the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting online, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by Delaware law or the Company’s certificate of incorporation or bylaws. However, the Board is submitting this appointment to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether to continue to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accountant Fees

The following table summarizes the fees billed for professional services by Ernst & Young LLP for the years ended December 31, 2021 and 2020:

	Year Ended December 31,
	2021	2020
Audit Fees(1)	$1,137,231	$1,091,761
Tax Fees(2)	183,244	135,100
Total	$1,320,475	$1,226,861

(1)
Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements. Included in the 2021 and 2020 Audit Fees are fees billed in connection with our debt offerings, follow-on offerings and at-the-market offerings.
(2)
Tax Fees consist of fees for professional services, including tax compliance, tax consulting, Internal Revenue Service Section 382 analysis, research and development tax credit analysis and tax advisory services performed by Ernst & Young LLP.

The Audit Committee has considered the services listed above to be compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policies and Procedures

Our Audit Committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee, and all such services were pre-approved in accordance with this policy during the years ended December 31, 2021 and December 31, 2020. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of March 25, 2022, by:

•
each person known by us to beneficially own more than 5% of our outstanding shares of common stock;
•
each of our directors;
•
each of our NEOs; and
•
all directors and executive officers as a group.

The percentage of shares beneficially owned is computed on the basis of 79,417,368 shares of our common stock outstanding as of March 25, 2022. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 25, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders
Blackrock, Inc.(1)	8,918,206	11.23%
State Street Corporation(2)	5,513,680	6.94%
Palo Alto Investors, LLC(3)	5,470,452	6.89%
Chione Ltd.(4)	5,000,000	6.30%
Named Executive Officers and Directors
Michael G. Kauffman, M.D., Ph.D.(5)	4,093,578	4.99%
Sharon Shacham, Ph.D., M.B.A.(6)	4,093,578	4.99%
Deepika R. Pakianathan, Ph.D.(7)	2,412,306	3.03%
Ran Frenkel, RPh.(8)	614,671	*
Jatin Shah, M.D.(9)	308,156	*
Richard Paulson, M.B.A.(10)	285,760	*
Michael Mason, M.B.A., C.P.A.(11)	198,116	*
Barry E. Greene(12)	145,936	*
Garen Bohlin(13)	143,906	*
Mansoor Raza Mirza, M.D.(14)	109,300	*
Christy Oliger(15)	42,121	*
Chen Schor, M.B.A., C.P.A.(16)	39,387	*
Peter Honig, M.D., M.P.H.	—	*
All executive officers and directors as a group (15 persons)(17)	8,464,069	10.07%

* Less than 1%.

(1)
Consists of shares of common stock owned directly by BlackRock, Inc. (“Blackrock”). Blackrock has sole voting power with respect to 8,350,511 shares and sole dispositive power with respect to 8,918,206 shares. The address for Blackrock is 55 East 52nd Street, New York NY 10055. For information regarding Blackrock, we have relied on Schedule 13G filed by Blackrock with the SEC on January 27, 2022.
(2)
State Street Corporation (“State Street”) reports shared voting power of 5,372,398 and shared dispositive power with respect to 5,513,680 shares. SSGA Funds Management, Inc. (“SSGA”), a subsidiary of State Street, reports shared voting power with respect to 4,036,811 shares and shared dispositive power with respect to 4,053,011 shares. The address for State Street and SSGA is State Street Financial Center, One Lincoln Street, Boston, MA 02111. For

information regarding State Street and SSGA, we have relied on Schedule 13G/A filed by State Street and SSGA with the SEC on February 11, 2022.
(3)
Palo Alto Investors LP (“PAI”) is a registered investment adviser and investment adviser of investment limited partnerships and is the investment adviser to other investment funds. PAI LLC is the general partner of investment limited partnerships. PAI’s clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held by PAI. Dr. Patrick Lee and Dr. Anthony Joonkyoo Yun co-manage PAI. Dr. Lee, Dr. Yun, PAI and PAI LLC each report shared voting power and shared dispositive power with respect to 5,470,452 shares and disclaim beneficial ownership of the shares held by PAI except to the extent of each party’s pecuniary interest therein. The address for PAI and its affiliates is 470 University Avenue, Palo Alto, CA 94301. For information regarding PAI and its affiliates, we have relied on Amendment No. 6 to Schedule 13G filed by PAI and its affiliates with the SEC on February 14, 2022.
(4)
Consists of shares of common stock owned directly by Chione Ltd. (“Chione”). The board of directors of Chione, comprised of Marcin Czernik, Andreas Hadjimichael and Anastasios Nikolaou, and its sole stockholder, Wiaczeslaw Smolokowski, may be deemed to share voting and investment power and beneficial ownership of such shares of common stock. Each of such directors and stockholder disclaims such voting and investment power and beneficial ownership. The address for each reporting person other than Mr. Smolokowski is Simou Menardou 5, Kifisia Court, 2nd Floor, Flat/Office 225, 6015 Larnaca, Cyprus. The address for Mr. Smolokowski is Chalet Lenotchka, Chemin des Marais 1, Chesieres, Switzerland. For information regarding Chione and its affiliates, we have relied on Amendment No. 7 to Schedule 13G filed by Chione with the SEC on February 11, 2022.
(5)
Consists of (a) 1,322,524 shares of common stock underlying options held by Dr. Kauffman that are exercisable as of March 25, 2022 or will become exercisable within 60 days after such date, (b) 599,457 shares of common stock held by Dr. Kauffman, (c) 1,366,766 shares of common stock underlying options held by Dr. Shacham, who is the spouse of Dr. Kauffman, that are exercisable as of March 25, 2022 or will become exercisable within 60 days after such date, and (d) 804,831 shares of common stock held by Dr. Shacham.
(6)
Consists of (a) 1,366,766 shares of common stock underlying options held by Dr. Shacham that are exercisable as of March 25, 2022 or will become exercisable within 60 days after such date, (b) 804,831 shares of common stock held by Dr. Shacham, (c) 1,322,524 shares of common stock underlying options held by Dr. Kauffman, who is the spouse of Dr. Shacham, that are exercisable as of March 25, 2022 or will become exercisable within 60 days after such date, and (d) 599,457 shares of common stock held by Dr. Kauffman.
(7)
Consists of (a) 149,300 shares of common stock underlying options held by Deepika R. Pakianathan that are exercisable as of March 25, 2022 or will become exercisable within 60 days after such date, (b) 2,241,123 shares of common stock held by Delphi Ventures VIII, L.P. (“Delphi VIII”) and (c) 21,883 shares of common stock held by Delphi BioInvestments VIII, L.P. (“DBI VIII”). Delphi Management Partners VIII, L.L.C. (“DMP VIII”) is the general partner of Delphi VIII and DBI VIII, together, the Delphi VIII Funds, and may be deemed to have sole voting and dispositive power over the shares held by the Delphi VIII Funds. DMP VIII and each of James J. Bochnowski, David L. Douglass, Douglas A. Roeder and Deepika R. Pakianathan, Ph.D., the Managing Members of DMP VIII who may be deemed to share voting and dispositive power over the reported securities, disclaim beneficial ownership of the reported securities held by Delphi VIII Funds except to the extent of any pecuniary interest therein.
(8)
Consists of (a) 84,569 shares of common stock and (b) 530,102 shares of common stock underlying options that are exercisable as of March 25, 2022 or will become exercisable within 60 days after such date.
(9)
Consists of (a) 81,613 shares of common stock and (b) 226,543 shares of common stock underlying options that are exercisable as of March 25, 2022 or will become exercisable within 60 days after such date.
(10)
Consists of (a) 192,460 shares of common stock underlying options that are exercisable as of March 25, 2022 or will become exercisable within 60 days after such date and (b) 93,300 shares issuable to Mr. Paulson pursuant to RSUs expected to vest or which may be settled within 60 days of March 25, 2022.
(11)
Consists of (a) 12,601 shares of common stock and (b) 185,515 shares of common stock underlying options that are exercisable as of March 25, 2022 or will become exercisable within 60 days after such date.
(12)
Consists of (a) 6,030 shares of common stock and (b) 139,906 shares of common stock underlying options that are exercisable as of March 25, 2022 or will become exercisable within 60 days after such date.

(13)
Consists of (a) 4,000 shares of common stock and (b) 139,906 shares of common stock underlying options that are exercisable as of March 25, 2022 or will become exercisable within 60 days after such date.
(14)
Consists of 109,300 shares of common stock underlying options that are exercisable as of March 25, 2022 or will become exercisable within 60 days after such date.
(15)
Consists of 42,121 shares of common stock underlying options that are exercisable as of March 25, 2022 or will become exercisable within 60 days after such date.
(16)
Consists of 39,387 shares of common stock underlying options that are exercisable as of March 25, 2022 or will become exercisable within 60 days after such date.
(17)
Includes (a) 4,514,662 shares of common stock underlying options that are exercisable as of March 25, 2022 or will become exercisable within 60 days after such date and (b) 93,300 shares issuable pursuant to RSUs expected to vest or which may be settled within 60 days of March 25, 2022.

DELINQUENT SECTION 16(a) REPORTS

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of reports filed pursuant to Section 16(a), or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2021, all executive officers, directors and greater than 10% stockholders timely complied with all applicable filing requirements of Section 16(a), with the exception of one late Form 4 filing by Dr. Kauffman to report the sale of shares under a 10b5-1 Plan and the corresponding Form 4 for Dr. Shacham to report her indirect beneficial ownership of Dr. Kauffman’s sale based on her status as Dr. Kauffman’s spouse.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2023 must be received by us no later than December 9, 2022, which is 120 calendar days prior to the one-year anniversary of the date on which our proxy statement was released to stockholders in connection with this year’s Annual Meeting, in order to be included in our proxy statement and form of proxy relating to the 2023 annual meeting of stockholders, unless the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2022 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our bylaws establish an advance notice procedure for nominations for election to our Board and other matters that stockholders wish to present for action at an annual meeting of stockholders other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one-year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2023 annual meeting of stockholders, such a proposal must be received by us no earlier than January 19, 2023 and no later than February 18, 2023. However, if the date of the 2023 annual meeting of stockholders is more than 20 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting of stockholders and no later than the close of business on the later of (a) 90 days prior to such annual meeting of stockholders and (b) 10 days following the day on which notice of the date of such annual meeting of stockholders was mailed or public announcement of the date of such annual meeting of stockholders was first made, whichever first occurs. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2023 annual meeting of stockholders. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to:

Karyopharm Therapeutics Inc.

85 Wells Avenue

Newton, Massachusetts 02459

Attention: Corporate Secretary

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, banks, brokerage firms or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their bank, brokerage firm or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your bank, brokerage firm or other intermediary from whom you received such mailing. We will promptly deliver a separate copy of the proxy statement and/or annual report to you if you contact us at the following address or telephone number: Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459, Attention: Corporate Secretary, (617) 658-0600. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their bank, brokerage firm or other intermediary or by contacting us at the address or telephone number above.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the stockholders at the Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

APPENDIX A

KARYOPHARM THERAPEUTICS INC.

2022 EQUITY INCENTIVE PLAN

1.
Purpose

The purpose of this 2022 Equity Incentive Plan (the “Plan”) of Karyopharm Therapeutics Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.
Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 4(a)(2)(B)), Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8). Any type of Award may be granted as a Performance Award under Section 9. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3.
Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d) Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

4.
Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to a number of shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), as is equal to the sum of:

(A) 4,100,000 shares of Common Stock; and

(B) such additional number of shares of Common Stock (up to 14,231,243) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2013 Stock Incentive Plan (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the date that the Plan is approved by the Company’s stockholders (the “Effective Date”) and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan that are outstanding as of the Effective Date and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code).

Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a):

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) to the extent that a Restricted Stock Units (“RSU”) may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;

(C) if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR or an RSU that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(D) shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(E) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Limit on Awards to Non-Employee Directors. The maximum aggregate amount of cash and value of Awards (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director shall not exceed $750,000 in the case of an incumbent director; provided, however, that such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment; and provided, further, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or Awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5.
Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Karyopharm Therapeutics Inc., any of Karyopharm Therapeutics, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or

(3) if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”), except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, use weighted averages either on a daily basis or such longer period, in each case to the extent permitted by Section 409A.

The Board shall determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company funds sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined or approved by the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined or approved by the Board) on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option; (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current exercise price per share of the cancelled option; (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board); or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market or any other exchange or marketplace on which the Company’s stock is listed or traded (the “Exchange”).

(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6.
Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common

Stock (valued in the manner determined or approved by the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR; (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR; (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board); or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.

(f) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(g) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7.
Restricted Stock; RSUs

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or on a deferred basis.

(b) Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2) Stock Certificates/Issuance. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee) or, alternatively, that such shares be issued in book entry only, in the name of the Participant with appropriate transfer and forfeiture restrictions. At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions (or, to the extent the Restricted Stock was issued in book entry, remove the restrictions) to the Participant or if the Participant has died, to his or her Designated Beneficiary (as defined below).

(d) Additional Provisions Relating to RSUs.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions with respect to each RSU, the Participant shall be entitled to receive from the Company (i.e., settlement) the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined or approved by the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A.

(2) Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

(3) Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the applicable Award agreement. Dividend Equivalents with respect to RSUs will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.

8.
Other Stock-Based and Cash-Based Awards

(a) General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the applicable Award agreement. Dividend Equivalents with respect to Other-Stock Based Awards will be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.

9.
Performance Awards.

(a) Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

(b) Performance Measures. The Board may specify that the degree of granting, vesting and/or payout of any Performance Award shall be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return or stock price; (xii) other comparable measures of financial and operational performance; and/ or (xiii) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of: (I) extraordinary items; (II) gains or losses on the dispositions of discontinued operations; (III) the cumulative effects of changes in accounting principles; (IV) the writedown of any asset; (V) fluctuation in foreign currency exchange rates; (VI) charges for restructuring and rationalization programs; (VII) non-cash, mark-to-market adjustments on derivative instruments; (VIII) amortization of purchased intangibles; (IX) the net impact of tax rate changes; (X) non-cash asset impairment charges; (XI) gains on extinguishment of the tax receivable agreement; and (XII) any other factors as the Board may determine. Such performance measures: (A) may vary by Participant and may be different for different Awards; (B) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Board; and (C) may cover such period as may be specified by the Board. The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(c) Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures.

(d) Dividends; Dividend Equivalents. Notwithstanding its designation as a Performance Award, no Option or SAR shall provide for the payment or accrual of dividend equivalents in accordance with Sections 5(i) and 6(g), as applicable, any dividends declared and paid by the Company with respect to shares of Restricted Stock shall be subject to Section 7(c)(i), and any right to receive Dividend Equivalents on an award of RSUs and Other Stock-Based Awards shall be subject to Sections 7(d)(1) and 8(c), as applicable.

10.
Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules, (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant):

(i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

(ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice;

(iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event;

(iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, provided,that if the Acquisition Price per share (as determined by the Board) does not exceed the exercise price of such Award, then the Award shall be canceled without any payment of consideration therefor;

(v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and

(vi) any combination of the foregoing.

In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(D) The Board may impose a limitation on the ability of Participants holding Options and/or SARs to exercise their Awards for the minimum number of days prior to the closing of the Reorganization Event as is reasonably necessary to facilitate the orderly closing of the Reorganization Event. The Company shall provide reasonable notice to Participants of any such limitation on exercise.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c) Change in Control Events.

(1) Definitions.

A “Change in Control Event” shall mean:

(A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company or (2) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; or

(B) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; or

(C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination and (y) no Person beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D) the liquidation or dissolution of the Company.

“Good Reason” shall mean the occurrence of any of the following without the Participant’s prior written consent: (A) any change in the Participant’s position, title or reporting relationship with the Company from and after such Reorganization Event or Change in Control Event that diminishes in any material respect the authority, duties or responsibilities of the Participant as in effect immediately preceding the Reorganization Event or Change in Control Event, as the case may be; provided, however, that a change in the Participant’s title or reporting relationship solely due to the Company becoming a division, subsidiary or other similar part of a larger organization following a Reorganization Event or Change in Control Event shall not by itself constitute Good Reason; or (B) any material reduction in the Participant’s annual base compensation from and after such Reorganization Event or Change in Control Event, as the case may be. Notwithstanding the foregoing, “Good Reason” shall not be deemed to have occurred unless (x) the Participant provides the Company with written notice that the Participant intends to terminate employment for one of the grounds set forth in subsections (A) or (B) within sixty (60) days of such ground(s) arising, (y) if such ground is capable of being cured, the Company has failed to cure such ground within a period of thirty (30) days from the date of such written notice, and (z) the Participant terminates employment within six (6) months from the date that Good Reason first occurs.

“Cause” shall mean the occurrence of any of the following: (A) the Participant’s willful failure to perform in any material respect the Participant’s material duties or responsibilities for the Company, which is not cured within thirty (30) days of written notice thereof to the Participant from the Company; (B) repeated unexplained or unjustified absence from the Company inconsistent with the Participant’s duties and responsibilities for the Company, which continues without explanation or justification after written notice thereof to the Participant from the Company; (C) the Participant’s willful misconduct that causes material and demonstrable monetary or reputational injury to the Company, including, but not limited to, misappropriation or conversion of assets of the Company (other than non-material assets); or (D) the conviction of the Participant of, or the entry of a plea of guilty or nolo contendere by the Participant to, any crime involving moral turpitude or any felony.

(2) Effect on Options. Notwithstanding the provisions of Section 9(b), except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, each Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3) Effect on Awards of Restricted Stock. Notwithstanding the provisions of Section 9(b), except to the extent specifically provided to the contrary in the instrument evidencing any Award of Restricted Stock or any other agreement between a Participant and the Company, each Award of Restricted Stock shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4) Effect on Restricted Stock Unit Awards. Notwithstanding the provisions of Section 9(b), except to the extent specifically provided to the contrary in the instrument evidencing any RSU Award or any other agreement between a Participant and the Company, each RSU that vests solely based on continued service shall become immediately vested in full and free from forfeiture if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation

(5) Effect on SARs and Other Stock-Based Awards. The Board may specify in an Award at the time of the grant the effect of a Change in Control Event on any SAR or Other Stock-Based Award.

11.
General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A and Incentive Stock Options, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined or approved by the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined or approved by the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined or approved by, the Company)) as the Company shall determine to be necessary to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e) Amendment of Award. Except as otherwise provided in Section 5(g) or 6(e) with respect to repricings or Section 12(d) with respect to amendments to the Plan, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Limitations on Vesting. Subject to Section 11(h), no Award shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a).

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

12.
Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

(c) Effective Date and Term of Plan. The Plan shall become effective on the Effective Date. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) neither Section 5(g) nor Section 6(e) requiring stockholder approval of any Option or SAR repricing may be amended without stockholder approval; (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing will be effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that to be bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument such individual executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D77413-P70864 ! ! ! For All Withhold All For All Except For Against Abstain For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee, mark "For All Except" and write the number of the nominee on the line below. KARYOPHARM THERAPEUTICS INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 1) Garen G. Bohlin 2) Peter Honig, M.D., M.P.H. 1. To elect the following two Class III director nominees: 2. To approve, on an advisory basis, the compensation of Karyopharm’s named executive officers. 3. To approve the Karyopharm Therapeutics Inc. 2022 Equity Incentive Plan. 4. To ratify the appointment of Ernst & Young LLP as Karyopharm’s independent registered public accounting firm for the year ending December 31, 2022. In their discretion, the proxies are authorized to vote upon such other matters as may be properly brought before the meeting or any adjournments or postponements thereof. Please sign your name(s) exactly as it(they) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR the election of each of the director nominees. The Board of Directors recommends you vote FOR the following proposal. The Board of Directors recommends you vote FOR the following proposal. The Board of Directors recommends you vote FOR the following proposal. KARYOPHARM THERAPEUTICS INC. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/KPTI2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 18, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL If you have received printed proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE

D77414-P70864 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held May 19, 2022: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 19, 2022 The stockholder(s) hereby appoint(s) Michael Mano and Michael Mason, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of KARYOPHARM THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time, on May 19, 2022, via the Internet at a virtual web conference at www.virtualshareholdermeeting.com/KPTI2022, and any adjournments or postponements thereof. THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN WITH RESPECT TO THE ANNUAL MEETING AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, "FOR" PROPOSALS 2, 3 AND 4 AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE